UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
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☐	Soliciting Material Pursuant to §240.14a-12

SM&A

(Name of Registrant as Specified In Its Charter)

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4695 MacArthur Court,
8th Floor
Newport Beach, California 92660
(949) 975-1550

Notice of Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of SM&A, a Delaware corporation (hereinafter, the “Company”), will be held on Friday, May 23, 2008 at 9:00 a.m. local time, at 4685 MacArthur Court, Suite 380, Newport Beach, California 92660, for the following purposes, as more fully described in the accompanying Proxy Statement:

Item 1	Election of nine (9) Directors to serve until the next Annual Meeting of Stockholders

Item 2	Approval of Amendment to the Amended and Restated Employee Stock Purchase Plan

Item 3	Ratification of the Independent Registered Public Accounting Firm

Item 4	Act on other matters that may properly come before the meeting

Only stockholders of record at the close of business on April 9, 2008 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Accompanying this Notice are a Proxy Statement and Proxy.

By Order of the Board of Directors,

/s/  James R. Eckstaedt
Executive Vice President, Finance
Chief Financial Officer and Secretary

Newport Beach, California
April 18, 2008

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting in person, we urge you to complete, sign, date and return the enclosed WHITE proxy card as promptly as possible in the postage-paid envelope provided, or to vote by telephone or Internet. Telephone and Internet voting information is provided on the WHITE proxy card. If you are present at the meeting and desire to vote in person, your vote by proxy will not be counted.

Please note that Steven S. Myers, the former Chief Executive Officer and former Chairman of the Board of the Company who retired from all positions with the Company on March 31, 2007, has provided notice that he intends to nominate at the Annual Meeting, and to solicit proxies for use at the Annual Meeting to vote in favor of, his own slate of four nominees for election as directors, in opposition to Item 1 shown on the previous page. As discussed further in the proxy statement accompanying this notice, we do not believe that a proxy contest at this time is in the best interests of the Company or its stockholders. You may receive proxy solicitation materials from Mr. Myers. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD. THE BOARD OF DIRECTORS URGES YOU TO NOT SIGN OR RETURN ANY GOLD OR OTHER PROXY CARD SENT TO YOU BY MR. MYERS. Even if you have previously signed a proxy card sent by Mr. Myers, you have every right to change your vote by using the enclosed WHITE proxy card to vote by telephone, by Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy card you vote will be counted. We urge you to disregard any proxy card sent to you by Mr. Myers.

If you have any questions or require any assistance with voting your shares, please contact:

MACKENZIE PARTNERS, INC.
STOCKHOLDERS CALL TOLL FREE: (800) 322-2885
BANKS AND BROKERS CALL COLLECT: (212) 929-5500

Your vote is extremely important regardless of the number of shares you own. Please promptly use the enclosed WHITE proxy card to vote by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The Board of Directors (the “Board”) of SM&A, a Delaware corporation (the “Company”) is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 9:00 a.m. local time on Friday, May 23, 2008 at 4685 MacArthur Court, Suite 380, Newport Beach, California 92660. This proxy statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors and executive officers.

Q:	WHY DID I RECEIVE THIS PROXY STATEMENT?

A:	The Board is soliciting your proxy to vote at the Annual Meeting because you are a stockholder at the close of business on April 9, 2008, the record date, and are entitled to vote at that meeting. This proxy statement, the accompanying WHITE proxy card and the Annual Report for the fiscal year ended December 31, 2007 are being made available to stockholders beginning on or about April 18, 2008. This proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Q:	WHAT AM I VOTING ON?

A:	You are voting on three items of business at the annual meeting:

•	The election of nine directors (the Board’s nominees are Dwight L. Hanger, William C. Bowes, J. Christopher Lewis, Cathy L. McCarthy, Peter Pace, Joseph B. Reagan, Robert Rodin, John P. Stenbit and Robert J. Untracht) to serve until the Annual Meeting held in 2009 and until their successors are elected and qualified;

•	An Amendment to the Company’s Amended and Restated Employee Stock Purchase Plan.

•	The ratification of BDO Siedman, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008; and

Q:	WHO IS ENTITLED TO VOTE?

A:	Stockholders of record as of the close of business on April 9, 2008 are entitled to vote at the annual meeting. Each share of the Company’s Common Stock is entitled to one vote.

Q:	WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

A:	The Board recommends that you vote your shares “FOR” each of the nominees named in this proxy statement standing for election to the Board, “FOR” the ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm, and “FOR” the amendment to the Company’s Amended and Restated Employee Stock Purchase Plan.

Q:	HOW DO I VOTE?

A:	It is important that your shares are represented at the meeting, whether or not you attend the meeting in person. To make sure that your shares are represented, we urge you to vote as soon as possible by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided, or alternately by Internet or telephone by following the instructions on the WHITE proxy card.

If you are a registered stockholder of record, there are four ways to vote:

•	By calling the toll-free telephone number indicated on your WHITE proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded;

•	By going to the Internet Website indicated on your WHITE proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded;

•	By signing, dating and returning the accompanying WHITE proxy card; or

•	By written ballot at the annual meeting.

Your shares will be voted as you indicate. If you do not indicate your voting preferences, the appointed proxies (Cathy L. McCarthy and James R. Eckstaedt) will vote your shares FOR items 1, 2 and 3. If your shares are owned in joint names, all joint owners must vote by the same method and if joint owners vote by mail, all of the joint owners must sign the WHITE proxy card.

If your shares are held in a brokerage account in your broker’s name (this is called street name), please follow the voting directions provided by your broker or nominee. You may sign, date and return a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone, or the Internet, your broker or nominee should vote your shares as you have directed.

At the Annual Meeting, we will pass out written ballots to anyone who wishes to vote in person. If you hold your shares in street name, you must request a legal proxy from your broker or other nominee to vote at the annual meeting.

Q:	WHAT SHOULD I DO IF I RECEIVE A PROXY CARD FROM STEVEN S. MYERS?

A:	Steven S. Myers, the former Chief Executive Officer and former Chairman of the Board of the Company who retired from all positions with the Company on March 31, 2007, has provided notice that he intends to nominate at the Annual Meeting, and to solicit proxies for use at the Annual Meeting to vote in favor of, his own slate of four nominees for election as directors. You may receive proxy solicitation materials from Steven S. Myers, including an opposition proxy statement and proxy card. THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY GOLD OR OTHER PROXY CARD SENT TO YOU BY STEVEN S. MYERS. Even if you have previously signed a proxy card sent by Mr. Myers, you have every right to change your vote by signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided, or by following the instructions on the WHITE proxy card to vote by telephone or by Internet. Only the latest dated proxy card you vote will be counted. We urge you to disregard any proxy card sent to you by Mr. Myers.

Q:	MAY I ATTEND THE MEETING?

A:	All stockholders, properly appointed proxy holders, and invited guests of the Company may attend the Annual Meeting. Stockholders who plan to attend the meeting must present a valid photo identification. If you hold your shares in street name, please also bring proof of your share ownership, such as a broker’s statement showing that you owned shares of the Company on the record date of April 9, 2008, or a legal proxy from your broker or nominee (a legal proxy is required if you hold your shares in street name and you plan to vote in person at the Annual Meeting). Stockholders of record will be verified against an official list available at the registration area. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:	If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record.” The proxy statement, annual report and WHITE proxy card have been made available directly to stockholders of record by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The proxy materials should be forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial holder, you have the right to direct your broker, bank or nominee how to vote and are also invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee how to vote your shares.

Q:	MAY I CHANGE MY VOTE?

A:	If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	Returning a later-dated, signed proxy card;

•	Sending written notice of revocation to the Secretary of the Company;

•	Submitting a new, proper proxy by telephone, Internet or paper ballot, after the date of the earlier voted proxy; or

•	Attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above.

The Board strongly urges you to revoke any gold or other proxy card you may have returned which you received from Steven S. Myers. Even if you have previously signed a proxy card sent by Mr. Myers, you have every right to change your vote by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, or by voting by telephone or by Internet following the instructions on the WHITE proxy card. Only the latest dated proxy card you vote will be counted.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

A:	For all matters to be voted upon at the Annual Meeting, stockholders may vote “for,” “against,” or “abstain” on such matters. The affirmative vote of a plurality of the votes cast is required to elect each nominee as a director. Abstentions will be treated as shares present and entitled to vote, and for purposes of determining the outcome of the vote, will not be treated as votes cast for a nominee. The affirmative vote of a majority of shares entitled to vote on a matter and present in person or represented by proxy, is necessary for approval of each other matter on the agenda. Shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on those other matters are deemed to be represented at the meeting as to those other matters, and have the same effect as a vote against the proposal for those other matters.

Q:	DO STOCKHOLDERS HAVE CUMULATIVE VOTING RIGHTS WITH RESPECT TO THE ELECTION OF DIRECTORS?

A:	No. Stockholders do not have cumulative voting rights with respect to the election of directors.

Q:	WHAT CONSTITUTES A QUORUM?

A:	As of the record date, April 9, 2008 19,055,021 shares of the Company’s Common Stock were outstanding. A majority of the outstanding shares entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum. Shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter will be included at the Annual Meeting for quorum purposes. Shares represented by proxy as to which no voting instructions are given as to matters to be voted upon will be included at the Annual Meeting for quorum purposes.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:	If you hold your shares in more than one account, you will receive a WHITE proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a WHITE proxy card for each account or use the WHITE proxy card to vote by telephone or Internet. You should vote all your shares. To provide better stockholder service, we encourage you to have all your shares registered in the same name and address. You may do this by contacting our transfer agent, Computershare, 250 Royall Street, Canton, Massachusetts 02021 or by telephone at (800) 962-4284.

THE BOARD URGES YOU NOT TO SIGN OR RETURN ANY GOLD OR OTHER PROXY CARD SENT TO YOU BY STEVEN S. MYERS. Even if you have previously signed a proxy card sent by Mr. Myers, you have every right to change your vote by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy card you vote will be counted. We urge you to disregard any proxy card sent to you by Mr. Myers.

Q:	WHO WILL SOLICIT PROXIES ON BEHALF OF THE BOARD?

A:	Appendix A sets forth certain information relating to our directors and certain officers of the Company who may be deemed to be “participants” in the Board’s solicitation of proxies in connection with the Annual Meeting under the applicable rules of the SEC.

Q:	WHAT IS THE COMPANY’S WEB ADDRESS?

A:	The Company’s home page is www.smawins.com. You can access this proxy statement and our 2007 annual report at this web address. The Company’s filings with the Securities and Exchange Commission are available free of charge via a link from this address.

Q:	WILL ANY OTHER MATTERS BE VOTED ON?

A:	As of the date of this proxy statement, our management knows of no other matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters properly come before the Annual Meeting and call for a vote of the stockholders, validly executed proxies in the enclosed form will be voted in accordance with the recommendation of the Board.

Q:	WHO SHOULD I CALL IF I HAVE ANY QUESTIONS?

A:	If you have any questions, or need assistance voting, please contact our proxy solicitor:

MacKenzie Partners, Inc.
Stockholders Call Toll Free: (800) 322-2885
Banks and Brokers Call Collect: (212) 929-5500

MATTERS TO BE VOTED ON

ITEM 1.	ELECTION OF DIRECTORS

In accordance with the Company’s bylaws, there are currently nine authorized directors of the Company and nine directors currently sit on the Board. The Board is not classified. Accordingly, nine directors will be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders in 2009, or until their successors are elected and qualified.

Each of the director nominees listed in this proxy statement consents to being named in this proxy statement and to serve on the Board if elected. If for any reason a nominee should, prior to the Annual Meeting, become unavailable to serve as a director due to an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by the Board. In no event, however, will the proxies be voted for a greater number of persons than the number of nominees named.

Proxies, if not revoked, will be voted in favor of the Board’s nominees for the Board at the Annual Meeting, unless the stockholder specifies otherwise.

The names of the director nominees, their ages as of the date of the Annual Meeting, the year each first became a director, their principal occupations during at least the past five years, other public directorships held by each as of the date hereof, and certain other biographical information are set forth on the following pages.

Director Nominees

The following are brief biographies of each director nominee for election to the Company’s Board.

WILLIAM C. BOWES
Age 66
Director Since April 2004

Mr. Bowes currently serves as Chairman of the Governance & Nominating Committee and is also a member of the Compensation Committee.

Mr. Bowes is a retired Vice Admiral and an experienced industry executive. As Vice Admiral, he served as Commander of the Naval Air Systems Command, Principal Deputy Assistant Secretary of the Navy for Research, Development and Acquisition (RDA), and Acting Assistant Secretary of the Navy for RDA. Following his retirement from active duty, Mr. Bowes joined Hughes Aircraft as a senior president and deputy general manager of Hughes Aircraft Company’s Sensors and Communications Systems Segment. Shortly after Raytheon acquired Hughes, he joined Litton Industries where he held positions as vice president for Corporate Strategic Planning and vice president of Programs Management at Litton’s Integrated Systems Division. After Northrop Grumman acquired Litton, Mr. Bowes led one of three business units in the newly created Navigation Systems Division of Northrop. Mr. Bowes currently serves on the board of Omega Aerial Refueling Services and the Software Engineering Institute at Carnegie Mellon University. He serves as a member of the Naval Research Advisory Committee and is a Fellow in the Society of Experimental Test Pilots.

Mr. Bowes holds a Bachelors degree in Chemical Engineering from the University of Idaho and a Masters degree in Systems Acquisition Management from the Naval Postgraduate School. He has completed financial management, corporate planning and director courses at Harvard, Wharton, the University of Chicago, and at the University of California, Los Angeles. Mr. Bowes is a certified director from the UCLA Anderson School of Business.

DWIGHT L. HANGER
Age 65
Director Since April 2005

Mr. Hanger was elected as Chairman of the Board effective April 1, 2007. He also served on the Company’s Audit Committee from April 2005 to April 2007.

From 2000 to 2004 Mr. Hanger held the position of Vice President for Capgemini Ernst & Young, a provider of consulting, technology and outsourcing services. From 1969 to 2000, he worked as a management consultant with Ernst & Young LLC and Ernst & Whinney serving as a Partner for 22 years. During his tenure, he managed various business areas, geographies (Los Angeles Western Region, and National), and significant global clients. Mr. Hanger has consulted with government agencies and companies focused on manufacturing, distribution, healthcare and retail. His areas of expertise include strategic planning, IT strategy, operations, systems integration and supply chain management, among others. Mr. Hanger currently serves Biola University in a non-profit capacity as Vice Chairman of the Board, a member of the Trustees Affairs Committee, and a member of the Finance and Audit Committee. He is a member of the AICPA (American Institute of Certified Public Accountants), the IMA (Institute of Management Accountants), and the APICS (American Production and Inventory Control Society).

Mr. Hanger was licensed through the states of California and Ohio as a Certified Public Accountant. Mr. Hanger holds a Bachelors degree in Electrical Engineering and an MBA degree in General Management from the University of California, Los Angeles.

J. CHRISTOPHER LEWIS
Age 52
Director Since September 1996

Mr. Lewis currently serves on the Company’s Compensation Committee.

Since 1982, Mr. Lewis has been a general partner of Riordan, Lewis & Haden, a private equity firm that invests in high growth middle market enterprises. Mr. Lewis has been involved in all aspects of private equity investing, including growth financings, acquisitions, and corporate advisory activities. Mr. Lewis also serves as a director of Tetra Tech, Inc., a publicly held company, and several private companies.

Mr. Lewis graduated cum laude from the University of Southern California, where he earned a Bachelor of Science in Business Administration and Finance and subsequently received a Masters of Business Administration.

CATHY L. McCARTHY
Age 60
Director Since July 2007

Ms. McCarthy currently serves as President and Chief Executive Officer of SM&A and is a member of the Company’s Board.

Ms McCarthy has served as President and Chief Executive Officer since July 2007 and as President and Chief Operating Officer from February 2006 to July 2007. Ms. McCarthy served as Executive Vice President, Chief Financial Officer and Corporate Secretary from September 2001 until February 2006. Prior to entering into her Employment Agreement with the Company in 2001, Ms. McCarthy served as Executive Vice President, Chief Financial Officer and Secretary of PIA Merchandising, Inc., and as the Chief Financial Officer of The Giant Group, Inc., and in various capacities at Wherehouse Entertainment, Inc., including Chief Financial Officer. Ms. McCarthy started her career at Mellon Bank, N.A. where she served in various capacities over 18 years, including Vice President of the High Leveraged Transaction Group and Vice President and Account Executive for major Retail and Consumer Product Fortune 500 and Middle Market companies. Ms. McCarthy currently serves on the board of directors, audit and compensation committee of Thermage, Inc., the Orange County Advisory Board of City National Bank, and as a member of the board of directors of Operation HomeFront, a non-profit organization.

Ms. McCarthy attended Robert Morris College majoring in finance and accounting, the University of Wisconsin School of Banking at Madison and the Carnegie Mellon University Executive Finance & Accounting Program.

PETER PACE, General USMC (retired)
Age 62
Director Since January 2008

Mr. Pace is President and Chief Executive Officer of SM&A Strategic Advisors and is a member of the Board of SM&A.

Mr. Pace served for more than 40 years in the Marine Corps before retiring in October 2007 from the most senior position in the United States Armed Forces. As Chairman of the Joint Chiefs of Staff from 2005 until 2007, he served as the principal military advisor to the President of the United States, the Secretary of Defense, the National Security Council, and the Homeland Security Council during a time of tremendous change in the nation’s strategic focus. Prior to becoming Chairman, he served as Vice Chairman of the Joint Chiefs of Staff from October 2001 to September 2005. Mr. Pace holds the distinction of being the first Marine to have served in either of these positions.

Mr. Pace serves on the Board of Directors for the Marine Corps Law Enforcement Foundation — a charity that provides scholarship bonds to children of Marines or Federal law enforcement personnel who were killed while serving our country at home or abroad. Mr. Pace also serves as Operating Partner of Behrman Capital, a private equity investment firm, Chairman of the Board of Behrman Capital’s portfolio company, Pelican Products, Inc., and a Director of portfolio company ILC Industries, Inc., a defense electronics and engineered softgoods provider.

A 1967 graduate of the United States Naval Academy, Mr. Pace holds a Master’s Degree in Business Administration from George Washington University and attended Harvard University for the Senior Executives in National and International Security programs. Mr. Pace is also a graduate of the Infantry Officers’ Advanced Course at Fort Benning, GA.; the Marine Corps Command and Staff College in Quantico, VA; and the National War College at Ft. McNair, Washington, DC.

DR. JOSEPH B. REAGAN
Age 73
Director Since July 2004

Dr. Reagan currently serves as Chairman of the Company’s Compensation Committee and is a member of the Audit Committee.

Dr. Reagan is a technology and senior management consultant to industry and the United States Government. He retired in 1996 after 37 years with the Lockheed Martin Corporation where he was a corporate officer and vice president and general manager in the Missiles and Space Company. Dr. Reagan was a director of Southwall Technologies Inc., an OTC public company, from October 1987 to May 1992 and from June 1993 to May 2006, where he served as Chairman of the Compensation Committee and as a member of the Audit Committee. From December 1998 to December 2004, Dr. Reagan was a director of the Naval Studies Board, an element of the National Research Council, where he served as Vice Chairman. From May 1992 until May 2004 he was a director of the Tech Museum of Innovation in San Jose. He was elected to the National Academy of Engineering in 1998 and was the Chairman of the Aerospace Section from 2005 to 2007.

Dr. Reagan is a graduate of the Pennsylvania State University Executive Management Program, the Management Institute, Advanced Institute, Executive Institute and Senior Management Institute of Lockheed. Dr. Reagan holds a Bachelor of Science in Physics from Boston College, a Master of Science in Physics from Boston College, and a PhD in Space Science from Stanford University.

ROBERT RODIN
Age 54
Director Since January 2005

Mr. Rodin currently serves on the Company’s Governance & Nominating Committee.

Mr. Rodin holds the office of Chairman and CEO of RDN Group, a management consulting firm. From 1999 through October 2002, Mr. Rodin served as Chairman and CEO of eConnections, a provider of extended supply chain intelligence solutions. From 1991 through 1999, Mr. Rodin served as Chief Executive Officer and President of Marshall Industries. He remained in this position until the Company was acquired by Avnet, Inc. in 1999. Mr. Rodin then became President of Global Supply Chain Management and Electronic Commerce Solutions for Avnet, Inc., and served on the Advisory Board of the Company. Mr. Rodin also serves on the Board of Napster, Inc., where he serves as the Chairman of the Compensation Committee. Additionally, he serves as Vice Chair and Executive Director of CommerceNet.

Mr. Rodin holds a Bachelor of Arts in Psychology from the University of Connecticut.

JOHN P. STENBIT
Age 67
Director Since April 2004

Mr. Stenbit currently serves on the Company’s Audit Committee and Governance & Nominating Committee.

Mr. Stenbit has had distinguished careers in both the private and public sectors, including participation as a member of Secretary Rumsfeld’s staff in conjunction with the transformation of the entire Department of Defense during both of his terms of service. In his most recent position, Mr. Stenbit served as the Assistant Secretary of

Defense Networks and Information Integration (NII), previously known as Command, Control, Communications, and Intelligence (C3I), at the Pentagon. He has served in several high profile positions for TRW, Inc., most recently in Fairfax, Virginia, where he was responsible for providing systems integration solutions to the government as an executive vice president and member of the Management Committee of TRW. Mr. Stenbit has chaired advisory committees for the Director of the Central Intelligence Agency and the Administrator of the Federal Aviation Administration, as well as serving as a member of advisory committees on information security, strategic systems, telecommunications, submarines, and future warfare defense communications. Mr. Stenbit also serves in the following capacities: (i) as a member of SI International’s board committees for compensation and corporate governance; (ii) as Chairman of the Governance & Nominating Committee, and member of the Compensation Committee and the Audit Committee of Cogent, Inc.; (iii) on the Compensation and the Governance and Nominating Committee of Viasat; (iv) on technical/scientific boards advising the Secretary of Defense, Commander Strategic Command, the Director National Security Agency, and the Director National Reconnaissance Office. Mr. Stenbit serves as a member of the Board and Audit Committee of Loral Space and Communications Company. He is also a Trustee of the MITRE Corporation.

Mr. Stenbit holds a Bachelors degree in Engineering and Masters degree in Electrical Engineering from the California Institute of Technology in Pasadena, California, and attended the Technische Hogeschool in The Netherlands. Mr. Stenbit was a Fulbright Fellow, an Aerospace Corporation Fellow, and a member of the National Academy of Engineering. He is presently a member of Tau Beta Pi, and a recipient of Secretary of Defense Medals for both Distinguished and Outstanding Public Service.

ROBERT J. UNTRACHT
Age 59
Director since April 2002

Mr. Untracht currently serves as Chairman of the Company’s Audit Committee and is a member of the Governance & Nominating Committee.

Mr. Untracht is a consultant on financial reporting matters and teaches accounting classes at the University of California, Los Angeles. He formerly served as an Associate Professor of Accounting at the New York Institute of Technology in Old Westbury, New York. Earlier in his career, Mr. Untracht held positions with Ernst & Young LLP from 1981 to 1998 ranging from Manager to Audit Partner and National Director of Retail and Consumer Product Industry Services where he served clients in the retail, aircraft leasing and entertainment industries. He also was involved in the firm’s financial restructuring group. From 1974 to 1981, at Deloitte & Touche LLP, Mr. Untracht served clients in the aerospace, defense and manufacturing industries.

Mr. Untracht holds a Bachelors degree in Computer Technology from the New York Institute of Technology, an MBA degree with a concentration in Finance and Accounting from the State University of New York at Buffalo, and a Juris Doctorate degree from Southwestern University School of Law with a concentration in corporate law. Mr. Untracht is a CPA and was admitted to the State Bar of California.

Required Vote; Recommendation of Board

The affirmative vote of a plurality of the votes cast is required to elect each nominee as a director. Abstentions will be treated as shares present and entitled to vote, and for purposes of determining the outcome of the vote, will not be treated as votes cast for a nominee. Proxies, if not revoked, will be voted “FOR” each of the nominees unless a stockholder specifies otherwise. Each of the Company’s current directors that holds shares of the Company’s Common Stock as of the record date intends to vote those shares for each of the director nominees listed in this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Reasons for Board’s Recommendation

Your Board has in place a Governance & Nominating Committee whose purpose is to oversee the nomination of directors for election to the Company. The Committee followed its established procedures in evaluating, selecting and nominating this year’s slate of directors based on the evaluation of criteria including the nominees’ demonstrated ability to ensure effective corporate governance, to support and guide the Company’s strategies, and to exemplify the highest personal and professional integrity. The Committee followed the process outlined in the Corporate Governance section of this Proxy to fill two vacancies that occurred in 2007 as a result of the retirement of the former Chairman of the Board, Mr. Myers, and the resignation of the former Chief Executive Officer, Cynthia Davis. In addition, in January, 2008 the Committee recommended Mr. Pace for Board membership and he subsequently was approved and appointed to the Board.

In March 2008 the Board received a request from Mr. Myers to appoint four new candidates for election in 2008 but felt that the independence and experience represented by the slate of nominees proposed by your Board far outweighed any benefit Mr. Myers’ candidates are purported to have. In addition, the Board believes that a proxy contest at this time is disruptive and not in the best interests of the Company and its stockholders. The Board has complete confidence in the current management team and believes that it will be successful in implementing the Company’s new strategic plan for the benefit of all stockholders.

ITEM 2.	APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

The Company adopted an employee stock purchase plan effective March 1, 1999, which has been subsequently amended several times. The Amended and Restated Employee Stock Purchase Plan (the “ESPP”) was adopted by the Board to give eligible employees of the Company and its subsidiaries the opportunity to purchase stock in the Company at a 5% discount from the fair market value price, and to attract and retain employees. As of March 10, 2008, there were 78,933 shares available for purchase under the ESPP. On March 4, 2008, the Board approved an amendment to the ESPP, which is subject to stockholder approval. The amendment included as Appendix B (i) adds an additional 100,000 shares to the ESPP reserve account, thereby increasing the number of shares of Common Stock that may be issued under the ESPP from 1,500,000 to 1,600,000, and (ii) extends the ESPP expiration date from December 31, 2008 to December 31, 2018. This amendment to the ESPP is being proposed to allow future purchases of Company stock by employees.

Summary of the ESPP

General.  The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Each participant will be granted upon entry into an offering period under the ESPP, the right to purchase through accumulated payroll deductions up to a number of shares of the Common Stock of the Company determined in accordance with the ESPP (a “Purchase Right”). A participant’s Purchase Right will be automatically exercised on the last day of the offering period unless the Purchase Right has terminated prior to such date.

Shares Subject to Plan.  Prior to the proposed amendment, the ESPP provides for the issuance of a maximum of 1,500,000 of the Company’s shares of Common Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or similar change affecting the outstanding Common Stock as a class. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the ESPP.

Administration.  The ESPP will be administered by the Board or a duly appointed committee of the Board (the “Plan Administrator”). The Plan Administrator will interpret and apply the ESPP, and decisions of the Plan Administrator are final and binding on all parties having an interest in the plan. The Plan Administrator may adopt such rules, policies, procedures, limitations or guidelines as it deems advisable for proper administration of the ESPP.

Eligibility.  All employees of the Company or of any subsidiary of the Company designated by the Board are eligible to participate in the plan. However, no employee who owns or holds options to purchase 5% or more of the total combined voting power or value of all classes of stock of the Company may be granted a Purchase Right under the ESPP.

Offering Periods.  Shares of Common Stock are offered under the ESPP through a series of successive three-month offering periods commencing on the first day of January, April, July and October of each year. Purchases occur on the last day of each offering period.

Participation and Purchase of Shares.  Eligible employees may commence participation in the ESPP at the beginning of an offering period. To enroll in the plan, an eligible employee must authorize payroll deductions prior to the applicable entry date. Payroll deductions may not exceed 15% of a participant’s compensation (as defined by the ESPP) during each offering period. A participant’s authorized payroll deductions will continue throughout the offering period, unless (i) the participant makes an election to increase or decrease the rate of or to stop his or her payroll deductions, (ii) the participant voluntarily terminates his or her Purchase Right, or (iii) the participant ceases to be eligible to participate in the ESPP. Upon termination of a participant’s Purchase Right, the Company will refund, without interest, the participant’s accumulated payroll deductions not previously applied to the purchase of shares. Once a participant’s Purchase Right in an offering period has terminated, the participant may not resume participation in the same offering period and may only resume participation by enrolling in a subsequent offering period.

Generally, each participant in an offering period will be granted a Purchase Right for that offering period exercisable for the lesser of (i) 2,500 shares of Common Stock and (ii) that number of fractional shares determined by dividing the participant’s payroll deductions accumulated during the offering period by the applicable purchase price. However, no participant may be granted a Purchase Right that would permit the participant to purchase shares of Common Stock under the ESPP which, when aggregated with shares purchased under any other employee stock purchase plan of the Company, would have a fair market value exceeding $25,000 for each calendar year (measured by the fair market value of the Company’s Common Stock on the first date of the offering period) in which the Purchase Right is outstanding at any time. Purchase Rights are nontransferable and may only be exercised by the participant.

As soon as practicable after the last day of each offering period, the Company will issue to each participant in the offering period, the number of shares of the Company’s Common Stock determined by dividing the amount of payroll deductions accumulated for the participant during the purchase interval by the purchase price, subject to the limitations described above. The price at which shares are sold under the ESPP is 95% of the fair market value per share of the Company’s Common Stock on the purchase date. Fair market value currently means the closing price of a share of that Common Stock on any given date on the NASDAQ Global Market. Any payroll deductions under the ESPP not applied to the purchase of shares on any purchase date will be returned to the participant without interest.

Change of Control.  If the Company at any time proposes to enter into any merger or other reorganization pursuant to which the Company will not be the surviving entity, or enter into the sale of substantially all of its assets, then, to the extent permitted by applicable law, (i) the successor corporation shall assume the rights previously granted under the ESPP, or substitute for those rights new rights covering the shares of the successor corporation (with appropriate adjustments as to the number and kind of shares and prices) or (ii) the ESPP and the rights previously granted shall continue in full force and effect. If the successor corporation refuses to assume or continue the ESPP, the outstanding purchase rights will be exercised on the effective date of such transaction.

Termination or Amendment.  Without the proposed amendment, the ESPP will continue until December 31, 2008, unless earlier terminated by the Company. The Company may at any time amend or terminate the ESPP, except that the approval of the Company’s stockholders is required with respect to any amendment that would increase the number of shares issuable under the ESPP, materially modify the requirements as to eligibility for participation in the ESSP, or materially increase the benefits that accrue to participants under the ESPP. No termination or amendment of the ESPP will affect rights previously granted under the ESPP.

The ESPP, as revised to include the proposed amendment, is included as Appendix “B” to this Proxy Statement. The summary discussion above is qualified in its entirety by the full terms of the ESPP set forth in Appendix “B”.

New Plan Benefits

Because benefits under the ESPP will depend on employees’ elections to participate and to purchase shares under the ESPP at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees. Non-employee directors are not eligible to participate in the ESPP.

Equity Compensation Plan Information

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans and arrangements as of December 31, 2007.

Number of
Securities
Remaining Available
for Future Issuance
under Equity
Compensation Plans
(Excluding
Securities
Reflected in Column (a)
	Number of			and Giving
	Securities to be			Effect to the
	Issued upon	Weighted-average		Adoption of the
	Exercise of	Exercise Price of		2007 Equity
	Outstanding	Outstanding		Incentive Plan and
	Options, Warrants	Options, Warrants		Expiration of the
Plan Category	and Rights	and Rights		Prior Plan)
	(a)	(b)		(c)

Equity Compensation Plans Approved by Stockholders
2007 Equity Incentive Plan(1)	2,272,448	$7.43		1,134,800
Amended & Restated ESPP	N/A	N/A	(2)	78,933
Equity Compensation Plans Not Approved by Stockholders	N/A	N/A		N/A

(1)	On June 5, 2007 the Company’s stockholders approved the 2007 Equity Incentive Plan. The Second Amended and Restated Equity Incentive Plan (the “Prior Plan”) was frozen and no further grants or awards were made after June 4, 2007 under such plan. The Prior Plan continues in effect for so long as and solely to the extent necessary to administer previously granted awards that remain outstanding under such plan.

(2)	Under the Amended and Restated ESPP, the purchase price per share of Common Stock is 95% of the fair market value as determined in accordance with the Plan and Section 423 of the Internal Revenue code and applicable regulations thereunder.

Required Vote; Recommendation of Board

The proposal to approve the amendment to the ESPP will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting. Withholding authority to vote for approval of the ESPP will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will not be treated as votes cast for the approval of the ESPP. Broker “non-votes” will not be treated as shares present and entitled to vote on the approval of the ESPP and will have no effect on the outcome of the vote. Broker “non-votes” will be counted as present for the purpose of determining whether a quorum is present. Proxies, if not revoked, will be voted in favor of the approval of the amendment to the ESPP unless the stockholder specifies otherwise. Each of the Company’s current directors that holds shares of the Company’s Common Stock as of the record date intends to vote those shares for the approval of the proposed amendment to the ESPP.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE ESPP.

ITEM 3.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected BDO Seidman, LLP (“BDO”) as the independent registered public accounting firm (the “Independent Auditor”) to audit the financial statements of the Company for the fiscal year 2008. If the stockholders do not approve the selection of BDO, the selection of another Independent Auditor will be considered by the Audit Committee. BDO has been the Independent Auditor for the Company since June 2006.

On June 21, 2006, the Company engaged BDO, as the Company’s Independent Auditor, replacing Ernst & Young, LLP (“EY”), which resigned as the Company’s Independent Auditor effective May 18, 2006. The change in Independent Auditor was approved by the Company’s Board of Directors upon the recommendation of the Audit Committee.

The audit reports of EY on the consolidated financial statements for the Company as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles. As noted below, these financial statements were restated in an Amendment No. 1 to Form 10-K/A filed on May 15, 2006.

During the audits of the Company’s financial statements for the two years ended December 31, 2005 and 2004 and in connection with EY’s review of the subsequent interim period through May 18, 2006, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of the disagreement in connection with its report, except for the following:

•	In March 2006, the Company received a comment letter from the Securities and Exchange Commission (“SEC”) staff in connection with the staff’s review of the Company’s Form 10-K for the year ended December 31, 2005 that, among other things, asked the Company to explain the accounting for certain share repurchase transactions. Following receipt of the comment letter, the Company’s management, the Chairman of the Company’s Audit Committee of its Board, and EY had numerous and lengthy discussions, and disagreed regarding possible errors in accounting for transactions that occurred in 2004 and 2005. The Company believed that these share repurchases were not compensatory and EY supported a contrary opinion. At no time did EY assert that the Company failed to provide its Independent Auditors all relevant facts with respect to the transactions during the completion of the audits for fiscal years 2004 and 2005. Ultimately, the SEC staff orally stated to the Company that the staff believed that the transactions were compensatory and requested that the Company restate its financial statements for the year ended December 31, 2005, and to review and consider whether the Company should restate its financial statements for the year ended December 31, 2004. Subsequently, the Company restated its consolidated financial statements for the years ended December 31, 2005 and 2004 in Amendment No. 1 to Form 10-K/A filed on May 15, 2006. EY issued an opinion with respect to the restated financial statements without qualification as stated above.

The Company authorized EY to respond fully to the inquiries of the Company’s subsequent Independent Auditor concerning the subject matter of the disagreement referenced above. In the Company’s two years ended December 31,2005 and 2004 and in the subsequent interim period through May 18, 2006, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:

A representative of BDO will be present at the Annual Meeting, will make a statement if so desired, and will be available to respond to appropriate questions.

Independent Auditor Fees

The aggregate audit fees billed to the Company and its subsidiaries for the fiscal years ended December 31, 2007 and 2006 were:

	2007	2006

Audit Fees(a)	$464,700	$478,500
Audit-Related Fees(b)	$—	$—
Tax Fees(c)	$53,790	$17,530
All Other Fees(d)	$—	$—

(a)	The aggregate fees billed for professional services rendered by the Independent Auditor for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Form 10-Q or services that are normally provided by the Independent Auditor in connection with statutory and regulatory filings or engagements for those fiscal years. These services may include: fees for services that normally would be provided by the Independent Auditor in connection with statutory and regulatory filings or engagements, services that generally only the Independent Auditor can provide such as comfort letters, statutory audits, attest services, consents and assistance with review of documents filed with the SEC, accounting consultations on matters that would be addressed during audit and review work.

(b)	The aggregate fees billed for assurance and related services by the Independent Auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported as Audit Fees. These services may include, among others: employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statue or regulation and consultation concerning financial accounting and reporting standards not classified as audit.

(c)	The aggregate fees billed for professional services rendered by the Independent Auditor for tax compliance, tax advice and tax planning. These services may include: out-of-pocket expenses for services rendered during the year under audit by the Independent Auditor, fees for tax compliance, tax planning, and tax advice.

(d)	The aggregate fees billed for products and services provided by the Independent Auditor, other than the services reported in (a) through (c) of this section.

The Audit Committee has considered whether provision of the services described above is compatible with maintaining the Independent Auditor’s independence and has determined that such services did not adversely affect BDO’s independence.

Audit Committee Approval of Audit and Non-Audit Services

The Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by the Independent Auditors. The Audit Committee pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination of whether non-audit services are consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the Independent Auditors to ensure such services are within the parameters approved.

Required Vote; Recommendation of Board

The proposal to ratify BDO as the Company’s Independent Auditors for the fiscal year ending December 31, 2008 requires the approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting. Withholding authority to vote for the ratification of BDO will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will not be treated as votes cast for ratification of BDO. Broker “non-votes” will not be treated as shares present and entitled to vote on the ratification of BDO and will have no effect on the outcome of the vote. Broker “non-votes” will be counted as present for the purpose of determining whether a quorum is present. Proxies, if not revoked, will be voted in favor of ratifying BDO as the Company’s Independent Auditors for the fiscal year ending December 31, 2008 unless the stockholder specifies otherwise. Each of the Company’s current directors that holds shares of the Company’s Common Stock as of the record date intends to vote those shares for the ratification of the appointment of BDO Seidman, LLP as the Company’s Independent Auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
BDO SEIDMAN, LLP
AS THE COMPANY’S INDEPENDENT AUDITORS

ITEM 4.	OTHER BUSINESS

The Company knows of no other business that will be considered for action at the Annual Meeting.

CORPORATE GOVERNANCE

The Board continues to implement governance practices that will be followed by the Company in order to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. These practices are also intended to align the interests of directors and management with those of the Company’s stockholders.

Board Member Attendance

The Board held 16 meetings during the fiscal year ended December 31, 2007. All of the incumbent directors attended in excess of 75% of the total number of meetings of the Board held during the time they were directors, and of the committees on which they served.

Following most of the regularly scheduled Board meetings in 2007, executive sessions were conducted in which directors in attendance participated.

The Company expects all incumbent directors to attend Annual Meetings. The Company generally holds a Board meeting following the Annual Meeting to minimize travel obligations and to facilitate director attendance at the Annual Meeting. All of the Company’s directors then in office attended the Company’s 2007 Annual Meeting.

Committees of the Board

Following is a description of each Committee of the Board.

Audit Committee

Members:	Robert J. Untracht, Chair Joseph B. Reagan John P. Stenbit

Purpose:	The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting and reporting practices of the Company, the qualifications and independence of the Independent Auditors engaged to prepare or issue an audit report on the financial statements of the Company and such other duties as directed by the Board. The Committee’s role includes discussing with management the Company’s processes to manage financial risk, and to comply with applicable legal, ethical, and regulatory requirements. The Committee also approves, subject to stockholder approval, the appointment and replacement of the Independent Registered Public Accounting Firm and is directly responsible for oversight and pre-approval of all audit and non-audit services provided by the Independent Registered Public Accounting Firm. For the fiscal year ended December 31, 2007 and the current fiscal year, the Committee consisted entirely of independent directors (as defined in Rule 4200(a)(15) of the NASDAQ marketplace rules) and satisfied the audit committee independence and financial literacy requirements of NASDAQ. The Board has determined that Mr. Untracht satisfied the requirements for an “audit committee financial expert” under the rules and regulations of the SEC. The Committee held five meetings during the fiscal year ended December 31, 2007 attended by all of the Committee members. A copy of the Amended Charter of the Audit Committee is available on the Company’s website: www.smawins.com under Investor Relations>Corporate Governance.

Compensation Committee

Members:	Joseph B. Reagan, Chair William C. Bowes J. Christopher Lewis

Purpose:	The Committee’s primary duties are to discharge, or assist the Board in discharging, the Board’s responsibilities with respect to all forms of compensation to the directors, Executive Officers and other employees, to assure that such compensation is fair, competitive and sufficient to attract and retain highly qualified individuals, to administer the Company’s current and future equity incentive plans and to review and approve this Compensation Discussion and Analysis report for inclusion in this Proxy Statement.

In performing their role, the Compensation Committee has relied on publicly available studies, and sought the advice of the Chief Executive Officer when setting compensation for executives reporting to her. Individual compensation for Executive Officers of SM&A, other than the Chief Executive Officer, have been made, to a great extent, at the time of hire or extension of an expiring employment agreement, or through award programs applicable to the entire management team.

None of the members of the Compensation Committee were, at any time during fiscal 2007 or at any other time, an officer or employee of the Company. The Committee held six meetings during the fiscal year ended December 31, 2007 attended by a majority of the Committee members. A copy of the Compensation Committee’s Amended Charter is available on the Company’s website: www.smawins.com under Investor Relations>Corporate Governance.

Governance & Nominating Committee

Members:	William C. Bowes, Chair Robert Rodin John P. Stenbit Robert J. Untracht

Purpose:	The Governance & Nominating Committee’s role is to determine the slate of director nominees for election to the Company’s Board and to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings. The director nominees are selected or recommended for Board selection by a majority of the independent directors. The Committee also reviews, evaluates and recommends changes to the Company’s corporate governance practices, to include the development and review of the Corporate Governance Guidelines for the Company. The Committee coordinates an annual performance review for the Board, Board committees and individual directors. During the fiscal year ended December 31, 2007, the Committee held seven meetings attended by a majority of Committee members A copy of the Governance & Nominating Committee’s Amended Charter is available on the Company’s website: www.smawins.com under Investor Relations>Corporate Governance.

BOARD AND COMMITTEE MEMBERSHIP
as of March 14, 2008

Governance
&
Director	Board	Audit	Compensation	Nominating

William C. Bowes	X		X	Chair
Dwight L. Hanger	Chair
J. Christopher Lewis	X		X
Cathy L. McCarthy	X
Peter Pace	X
Joseph B. Reagan	X	X	Chair
Robert Rodin	X			X
John P. Stenbit	X	X		X
Robert J. Untracht	X	Chair		X

Director Nominee Criteria and Process

The Board is responsible for approving candidates for Board membership. The Board has delegated the screening and recruitment process to the Governance & Nominating Committee. The Committee believes that the criteria for director nominees should include ensuring effective corporate governance, supporting the Company’s strategies, reflecting the highest personal and professional integrity, possessing sound judgment, free from conflicts of interest, having adequate time to devote to Board responsibilities, supporting the successful recruitment of qualified candidates for the Board and representing the best interest of all the Company’s stockholders.

The Committee may receive recommendations for Board candidates from various sources, including the Company’s directors, management and stockholders. Stockholder proposals for nominations to the Board should be submitted to the Governance & Nominating Committee in care of the Corporate Secretary of the Company at its principal executive office at 4695 MacArthur Court, 8th Floor, Newport Beach, California 92660. To be considered by the Board for nomination at the next succeeding Annual Meeting, nominations must be delivered to the Corporate Secretary no later than December 19, 2008 (see “Submission of Stockholder Proposals for the 2009 Proxy Statement”). The Board will consider and evaluate all Board recommendations in the same manner regardless of source.

The Corporate Secretary’s office, at the request of the Committee, researches the qualifications of recommended candidates and reports its findings to the Chairman of the Committee.

When a vacancy occurs on the Board, the Committee recommends to the Board a nominee to fill the vacancy. As provided in the Company’s By-Laws, the Board appoints a new director when a vacancy occurs between Annual Meetings. During 2007 two vacancies occurred on the Board. Mr. Myers, former Chairman of the Board retired on March 31, 2007. The Board appointed then director Mr. Hanger as Chairman of the Board. The Board recommended and approved the appointment of Ms. McCarthy to the Board on July 19, 2007 filling the vacancy created by the resignation of Ms. Davis. Ms. McCarthy recommended to the Governance and Nominating Committee, the appointment of General Pace to the Board. The Governance and Nominating Committee subsequently provided their recommendation to the Board, at which time General Pace was approved and appointed to the Board on January 17, 2008 filling the vacancy created by the retirement of Mr. Myers.

Retention of Independent Advisors

Each of the Audit, Compensation, and Governance & Nominating Committees has the authority to retain independent advisors, legal counsel or other experts or consultants it deems appropriate to carry out its responsibilities, with all fees and expenses paid by the Company.

Director Independence

To promote effective corporate governance, a majority of the members of the Company’s Board qualify as independent under criteria established by NASDAQ. The Governance & Nominating Committee regularly reviews the independence and qualifications of each member of the Board and its various committees. Ms. McCarthy does not participate in any action of the Board relating to any executive or employee compensation plan in which she participates.

The Board has determined that seven of the current directors, Messrs. William C. Bowes, Dwight L. Hanger, J. Christopher Lewis, Joseph B. Reagan, Robert Rodin, John P. Stenbit, and Robert J. Untracht are independent. Ms. McCarthy and General Pace are employees of the Company and therefore are not independent.

Certain Relationships and Related Transactions

The Company reviews all related party transactions for potential conflict of interest situations on an ongoing basis.

The following describes certain transactions that have occurred during the Company’s fiscal year ending December 31, 2007:

Employment Agreement with Mr. Pace

The Company and Mr. Pace are party to an employment agreement providing for an annual base salary of $300,000. In addition, Mr. Pace is entitled to an incentive bonus equal to two percent (2%) of all revenue in excess of $12,000,000 earned by the Company from all Qualifying Projects during the Qualifying Periods applicable to such Qualifying Projects (as defined in the agreement). Mr. Pace also received a one-time cash Signing Bonus in the amount of $240,000 and was granted an option on the Effective Date of his agreement to purchase 100,000 shares of Common Stock of the Company, issued pursuant to the Company’s 2007 Equity Incentive Plan. The exercise price of the stock option is equal to the fair market value of such Common Stock on the date of grant and 25% of the option was deemed vested (i.e., exercisable) as of the Effective Date, with the remainder of such option to vest in three equal annual installments, commencing on the first anniversary of the Effective Date. Mr. Pace was included in the 2008 LTIP that covers calendar years 2008, 2009 and 2010. The target incentive for Mr. Pace under this plan is 50,000 shares of Common Stock of the Company, but the actual number of shares granted will be in accordance with the performance scale described above in this document. Additional elements of Mr. Pace’s employment agreement are outlined in the Compensation Discussion and Analysis section of this proxy statement under “Employment Agreements”.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, and the regulations thereunder, requires the Company’s directors, executive officers and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in such beneficial ownership of our securities with the SEC. These persons are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file with the SEC. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during its fiscal year ended December 31, 2007, all these persons complied with all applicable filing requirements.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2007, the members of the Compensation Committee were Joseph B. Reagan, William C. Bowes, and J. Christopher Lewis, all of whom were non-employee directors of the Company. None of the members of the Compensation Committee was, at any time during fiscal 2007 or at any other time, an officer or employee of the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company’s executive officers and Board members who serve as executive officers or Board members of such other entities.

Business Conduct and Ethics Code

The Board has adopted a written code of ethical conduct that applies to all directors, officers and employees. The code requires avoidance of conflicts of interest compliance with all laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in the Company’s best interest. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The policy is included as Appendix C to this proxy statement and is available on the Company’s website at www.smawins.com under Investor Relations>Corporate Governance, or by contacting the Corporate Secretary at 4695 MacArthur Court, 8th Floor, Newport Beach, CA 92660, or calling (949) 975-1550 to obtain a copy without charge.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines (“Guidelines”) that address significant issues of corporate governance and set forth the procedures by which the Board carries out its responsibilities. Among the areas addressed by the Guidelines are director qualifications and responsibilities, Board committee responsibilities, director compensation and tenure, director orientation and continuing education, access to management and independent advisors, succession planning and Board and committee performance evaluations. The Corporate Governance & Nominating Committee is responsible for assessing and reviewing the adequacy of these Guidelines and recommending proposed changes to the Board, as appropriate. The Guidelines are available on the Company’s website at www.smawins.com under Investor Relations>Corporate Governance.

Whistleblower Procedures

The Audit Committee has established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential and anonymous submission by the Company’s employees and its stockholders, of concerns regarding questionable accounting or auditing matters. These procedures are described in the Business Conduct and Ethics Code.

Stockholder Communication with Board of Directors

The Company believes the process described in the Company’s Business Conduct and Ethics Code by which stockholders may communicate directly to directors, has served the Board’s and the stockholders’ needs. Until any other procedures are developed and posted on the Company’s corporate website, stockholders may send written correspondence to the Board in the care of the Corporate Secretary:

SM&A
4695 MacArthur Court, 8th Floor
Newport Beach, CA 92660
Attn: Corporate Secretary

REPORT OF THE AUDIT COMMITTEE(1)

The Audit Committee reviewed and discussed with management the audited financial statements of the Company.

The Audit Committee discussed with the Independent Auditors matters required to be discussed pursuant to Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as modified or supplemented. The Committee, has received the written disclosures from the Independent Auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as currently in effect and has discussed such independence with the Independent Auditors.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

The Audit Committee:	Robert J. Untracht, Chairman Joseph B. Reagan John P. Stenbit

(1) Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report shall not be incorporated by reference into any such filings.

SECURITY OWNERSHIP

Principal Holders

As of March 14, 2008, the Company had 19,030,021 shares of Common Stock outstanding. The, only persons known by the Company, as of this date, to be beneficial owners of more than five percent of the Company’s Common Stock are noted below.

	Amount and
	Nature of	Percentage of
	Beneficial	Common
Name and Address of Beneficial Owner	Ownership	Stock Owned

Steven S. Myers(1)	2,997,225	15.75%
Wasatch Advisors, Inc(2)	2,826,125	14.85%
Sarbit Asset Management, Inc(3)	1,688,289	8.87%
Royce & Associates, Inc., LLC(4)	1,075,807	5.65%
Heartland Advisors, Inc(5)	1,000,000	5.25%

Footnotes to Principal Holders:

(1)	Based on information contained in a Schedule 14A filed with the SEC on April 11, 2008. Mailing address is 1523 Dolphin Terrace, Corona Del Mar, CA 92625.

(2)	Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2008. Mailing address is 150 Social Hall Avenue, Suite 400, Salt Lake City, UT 84111.

(3)	Based on information contained in a Scheduled 13G filed with the SEC on February 15, 2008. Mailing address is 100-1 Evergreen Place, Winnipeg, A2 R3L OE9 Canada

(4)	Based on information contained in a Schedule 13G/A filed with the SEC on January 31, 2008. Mailing address is 1414 Avenue of Americas, New York, NY 10019.

(5)	Based on information contained in a Schedule 13G/A filed with the SEC on February 8, 2008. Mailing address is 789 North Water Street, Suite 500, Milwaukee, WI 53202.

Current Named Executive Officers and Directors

The following table sets forth the shares of the Company’s Common Stock beneficially owned by the current Named Executive Officers and Directors of the Company as of March 14, 2008. All current Named Executive Officers and Directors as a group, consisting of twelve (12) persons, beneficially owned 1,364,974 shares of the Company’s Common Stock, which amount represents 7.17% of the total outstanding shares of the Company’s Common Stock as of that date.

		Amount and
		Nature of		Percentage of
		Beneficial		Common Stock
Name and Title of Beneficial Owner		Ownership		Owned

McCarthy, Cathy L.	President, Chief Executive Officer and Director	404,607	(1),(2)	2.13%
Pace, Peter	President, Chief Executive Officer SM&A Strategic Advisors and SM&A Director	25,000	(1),(3)		*%
Aguirre, Anna L.	Senior Vice President, Human Resources	—	(1),(4)	—
Eckstaedt, James R.	Executive Vice President, Finance, CFO and Secretary	—	(1),(5)	—
Reiners, Kevin L.	Executive Vice President, Operations	32,379	(1),(6)		*%
Dwight L. Hanger	Chairman of the Board	54,227	(1),(7)		*%
Bowes, William C.	Director	101,864	(1)		*%
Lewis, J. Christopher	Director	359,256	(1)	1.89%
Reagan, Joseph B.	Director	77,864	(1)		*%
Rodin, Robert	Director	75,000	(1)		*%
Stenbit, John P.	Director	112,818	(1)		*%
Untracht, Robert J.	Director	121,959	(1)		*%

	Total Current Named Executive Officers and Directors	1,364,974		7.17%

*	Less than 1%

Footnotes to Current Named Executive Officers and Directors Table:

(1)	Includes the following shares which could be acquired upon the exercise of stock options exercisable within 60 days of March 14, 2008:

Ms. Aguirre	-0-
Mr. Bowes	100,000
Mr. Eckstaedt	-0-
Mr. Hanger	50,000
Mr. Lewis	32,000
Ms. McCarthy	387,250
General Pace	25,000
Dr. Reagan	75,000
Mr. Reiners	30,000
Mr. Rodin	75,000
Mr. Stenbit	112,818
Mr. Untracht	121,959

(2)	Ms. McCarthy was appointed as President, Chief Executive Officer, and a Director of the Company in July 2007.

(3)	General Pace was hired as President and Chief Executive Officer of SM&A Strategic Advisors, Inc., and appointed as a Director of SM&A in January 2008.

(4)	Ms. Aguirre was hired as the Company’s Senior Vice President, Human Resources in September 2007.

(5)	Mr. Eckstaedt was hired as the Company’s Executive Vice President, Finance, Chief Financial Officer and Secretary in January 2008.

(6)	Mr. Reiners was promoted to Executive Vice President, Operations in August 2007.

(7)	Mr. Hanger was appointed as Chairman of the Board of Directors in April 2007.

Former Named Executive Officers

The following table sets forth the shares of the Company’s Common Stock beneficially owned, to the Company’s knowledge, as of March 14, 2008 by the Former Named Executive Officers of the Company who served during 2007 but are no longer executive officers of the Company. All Former Named Executive Officers as a group, consisting of six (6) persons, to the Company’s knowledge, beneficially owned 3,060,774 shares of the Company’s Common Stock, which represents 16.08% of the total outstanding shares of the Company’s Common Stock as of March 14, 2008.

		Amount and
		Nature of		Percentage of
		Beneficial		Common Stock
Name and Title of Beneficial Owner		Ownership		Owned

Myers, Steven S.	Former Chief Executive Officer and Former Chairman of the Board	2,997,225	(1),(2)	15.75%
Davis, Cynthia A.	Former Chief Executive Officer and Former Director	7,000	(1),(3)	*	%
Bauman, G. Timothy	Former Executive Vice President, Sales and Marketing	5,015	(1),(4)	*	%
Eide, Thomas A.	Former Senior Vice President, Professional Services	42,784	(1),(5)	*	%
Handy, Steve A.	Former Senior Vice President, Chief Financial Officer and Secretary	—	(1),(6)	—
Hart, Daniel R.	Vice President, Controller and Former Interim CFO and Secretary	8,750	(1),(7)	*	%

	Total Former Named Executive Officers	3,060,774		16.08%

*	Less than 1%

Footnotes to Former Named Executive Officers Table:

(1)	Includes the following shares which could be acquired upon the exercise of stock options exercisable within 60 days of March 14, 2008:

Myers, S.	-0-
Davis, C.	-0-
Bauman, T.	-0-
Eide, T.	41,800
Handy, S.	2,500
Hart, D.	8,750

(2)	Mr. Myers, former Chief Executive Officer and former Chairman of the Board, retired from the Company March 31, 2007. As noted elsewhere in this proxy statement, Mr. Myers has notified the Company that he intends to vote his shares for, and solicit proxies in favor of, his own slate of four nominees for election as directors, in opposition to the Board’s nominees.

(3)	Ms. Davis resigned from the Company on July 18, 2007.

(4)	Mr. Bauman resigned from the Company on October 3, 2007.

(5)	Mr. Eide accepted a non Executive Officer role with the Company effective July 20, 2007.

(6)	Mr. Handy resigned from the Company on November 9, 2007.

(7)	Mr. Hart assumed the role of Interim Chief Financial Officer & Secretary, in addition to his role as Vice President, Controller following the departure of Mr. Handy and until the hiring of Mr. Eckstaedt.

Current Named Executive Officers — Principal Occupation During Last Five Years

Set forth below is certain information with respect to the Company’s current Named Executive Officers, including the business experience of each during the past five years.

Cathy L. McCarthy (59) currently serves as President and Chief Executive Officer of SM&A and is a member of the Company’s Board.

Ms. McCarthy has served as President and Chief Executive Officer since July 2007 and as President and Chief Operating Officer from February 2006 to July 2007. Ms. McCarthy served as Executive Vice President, Chief Financial Officer and Corporate Secretary from September 2001 until February 2006. Prior to entering into her Employment Agreement with the Company in 2001, Ms McCarthy served as Executive Vice President, Chief Financial Officer and Secretary of PIA Merchandising, Inc., and as the Chief Financial Officer of The Giant Group, Inc., and in various capacities at Wherehouse Entertainment, Inc, including Chief Financial Officer. Ms. McCarthy started her career at Mellon Bank, N.A. where she served in various capacities over 18 years including Vice President of the High Leveraged Transaction Group and Vice President and Account Executive for major Retail and Consumer Product Fortune 500 and Middle Market companies. Ms. McCarthy currently serves on the board of directors, audit and compensation committee of Thermage, Inc., the Orange County Advisory Board of City National Bank, and as a member of the board of directors of Operation HomeFront, a non-profit organization.

Ms.McCarthy attended Robert Morris College majoring in finance and accounting, the University of Wisconsin School of Banking at Madison and the Carnegie Mellon University Executive Finance & Accounting Program.

Anna L. Aguirre (46) currently serves as Senior Vice President, Human Resources. Ms. Aguirre joined the Company as an employee in September 2007. In this role, she has direct responsibility for human resources operations, recruiting, training, security and facilities. A seasoned HR professional with over 18 years of experience, most recently Ms. Aguirre served five years as the VP Global Human Resources and Facilities at Iomega Corporation, a leading provider of data storage products. As an integral member of the executive team, she provided strategic guidance and set policy in the areas of change management, organizational development, human resources planning and facilities management. Prior to that she lead the human resources and facilities functions at Proxima Corporation, a manufacturer of multimedia projectors. Ms. Aguirre holds a Bachelors of Science in Business Administration and and a minor in Economics from Humboldt State University. She also attended graduate studies in International Business at San Diego State University.

James R. Eckstaedt (53) currently serves as Executive Vice President, Finance, Chief Financial Officer, and Secretary of the Company. Mr. Eckstaedt joined the Company in January 2008. Mr. Eckstaedt most recently held the position of Executive Vice President and Chief Financial Officer of Sage Software, Inc. from 2001-2007. He also held the positions of Senior Vice President, Finance and Chief Financial Officer from 1999-2001, and Vice President, Finance and Chief Financial officer from 1997-1999. Prior to Sage Software, Mr. Eckstaedt was the Senior Vice President and Chief Financial Officer of the Cerplex Group, Inc., a provider of outsourcing services for the computer industry. Before that, he held various senior finance positions at Western Digital Corporation. Mr. Eckstaedt started his career as a staff auditor of Price Waterhouse and Co. He is a graduate of Valparaiso University with a B.S. in Business Administration, Accounting. He is a member of the California Society of CPAs.

Peter Pace, General USMC (retired) (62) currently serves as President and Chief Executive Officer of SM&A Strategic Advisors and is a member of the Board of SM&A.

Mr. Pace served for more than 40 years in the Marine Corps before retiring in October 2007 from the most senior position in the United States Armed Forces. As Chairman of the Joint Chiefs of Staff from 2005 until 2007, he served as the principal military advisor to the President of the United States, the Secretary of Defense, the National Security Council, and the Homeland Security Council during a time of tremendous change in the nation’s strategic focus. Prior to becoming Chairman, he served as Vice Chairman of the Joint Chiefs of Staff from October 2001 to September 2005. Mr. Pace holds the distinction of being the first Marine to have served in either of these positions.

Mr. Pace serves on the Board of Directors for the Marine Corps Law Enforcement Foundation — a charity that provides scholarship bonds to children of Marines or Federal law enforcement personnel who were killed while serving our country at home or abroad. Mr. Pace also serves as Operating Partner of Behrman Capital, a private equity investment firm, Chairman of the Board of Behrman Capital’s portfolio company, Pelican Products, Inc., and a Director of portfolio company ILC Industries, Inc., a defense electronics and engineered softgoods provider.

A 1967 graduate of the United States Naval Academy, Mr. Pace holds a Master’s Degree in Business Administration from George Washington University and attended Harvard University for the Senior Executives in National and International Security programs. Mr. Pace is also a graduate of the Infantry Officers’ Advanced Course at Fort Benning, GA.; the Marine Corps Command and Staff College in Quantico, VA; and the National War College at Ft. McNair, Washington, DC.

Kevin L. Reiners (47) currently serves as Executive Vice President of Operations. In this capacity, Mr. Reiners is responsible for all product development, product maintenance, associate deployment, quality, and Information Technology within SM&A. Mr. Reiners established the Program Services product area and served as the SVP of Program Services from October 2005 until August 2007. Prior to joining the Company, Mr. Reiners served from August 2002 to July 2005 as Vice President of Business Operations for Lockheed Martin Space Systems Company. In this capacity, he was responsible for all contracts, program controls, cost/schedule management, cost estimating, Finance, Accounting, and compliance for all Lockheed Martin Space Systems programs. From July 2000 to August 2002 Mr. Reiners served as Business Director for Lockheed Martin Space Systems Company on the Terminal High Altitude Area Defense (THAAD) program. Previous to this he served as Controller for the Space and Strategic Missiles company, and the Program Manager for the Lockheed/Martin Marietta merger related Consolidation Program. This program executed the strategic plan for the 1995 merger including the closure of East Windsor and Valley Forge and the facilitization of Sunnyvale to accommodate heritage Astrospace programs. Included within this merger related activity, Mr. Reiners also served as the Program Manager for the SAP system implementation project. Mr. Reiners holds a Bachelor of Science degree in Finance from San Diego State University.

COMPENSATION DISCUSSION AND ANALYSIS

Certain information provided herein is provided in the limited context of the Company’s compensation programs. This information should not be interpreted as information regarding the management teams; expectations or any other guidance and should not be relied upon by investors or analysts in establishing future performance metrics. We specifically caution investors not to apply this information to other contexts.

Overview of Compensation Program

In the sections that follow, we will provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. You will also find a series of tables containing specific information about the compensation earned or paid in 2007 to the following Executive Officers:

Current Executive Officers

•	Cathy L. McCarthy, President and Chief Executive Officer

•	Kevin L. Reiners, Executive Vice President Operations

Former Executive Officers

•	Steven S. Myers, Former Chairman and Former Chief Executive Officer

•	Cynthia A. Davis, Former Chief Executive Officer and Former Director

•	G. Timothy Bauman, Former Executive Vice President, Sales and Marketing

•	Thomas A. Eide, Former Senior Vice President, Consulting Operations

•	Steve D. Handy, Former Senior Vice President and Former Chief Financial Officer

The discussion below is intended to help you understand the detail information provided in those tables and put that information into context within our overall compensation program.

Compensation Philosophy and Objectives

The Company’s compensation philosophy is to align executive officer compensation decisions with the Company’s desired business direction, strategy and performance. The primary objectives and priorities of the executive compensation program are to:

•	Attract, retain and motivate highly qualified individuals;

•	Link executives’ incentive goals with the interests of the Company’s stockholders;

•	Emphasize variable compensation that is tied to the Company’s performance in an effort to generate and reward superior individual performance; and

•	Support the Company’s business plans and long-term goals.

Consistent with our compensation philosophy and objectives, we consider many factors in determining appropriate compensation for our Executive Officers, including:

•	the experience and career potential of each officer;

•	the competitive market for both short-term and long-term compensation;

•	the success of the Company in achieving its financial and performance goals which typically are based on revenue and net income targets; and

•	the Company’s need to obtain, retain and motivate highly qualified individuals.

To guide in the implementation of our compensation philosophy, our compensation program is designed to:

•	include equity grants that typically vest over multiple years to align long-term employee interests with the interests of our stockholders while effectively managing stockholder dilution;

•	provide a direct and meaningful link between the Company’s goals and individual achievement of pre-determined, objective and well-defined goals; and

•	provide a competitive blend of short-term and long-term compensation to provide meaningful incentives for individual achievement.

Our total compensation packages may include the following components:

•	Base salary;

•	Incentive Cash Award;

•	Long-Term Incentives;

•	Benefits and Perquisites; and

•	Post-Termination Benefits

Competitive Market Review

Our market for experienced management is highly competitive. We aim to attract and retain the most highly qualified executives to manage each of our business functions. In doing so, we aim to draw upon a pool of talent that is highly sought after by both competitive consulting groups and large, established firms in our clients’ industries. We believe we have competitive advantages in our ability to offer significant upside potential through long-term equity-based incentives. Nonetheless, we must recognize market cash compensation levels and satisfy the day to day financial requirements of our executives through competitive base salaries and cash awards.

To assist us in establishing competitive compensation levels for our executives, the Compensation Committee engaged DolmatConnell, a nationally recognized compensation consulting firm, to perform a study of the compensation of our senior management and a selection of comparable companies that generally recruit individuals to fill senior management positions who are similar in skills and background to those we recruit. Studies such as this typically include only the five most highly compensated officers at each company for whom compensation information is publicly disclosed. DolmatConnell also provided us with data that was less company-specific to assist in respect to establishing compensation at other levels within our organization.

The overall results of this study provided us the starting point for our analysis and review of Executive Compensation. DolmatConnell worked directly with the Compensation Committee and management to interpret results and to make certain specific and general recommendations. DolmatConnell use the following market references to compare our executive total compensation practices and levels to those in the market:

•	Proxy data from 21 (listed below) of our publicly traded competitors in the consulting and information technology staffing industries with 50th percentile total revenues of $168 million and market caps of $159 million.

DolmatConnell Market Reference Comparator Companies

• Answerthink, Inc. • CRA International, Inc. • Diamond Management and Technology Consultants • Edgewater Technology, Inc. • ExlService Holdings • Exponent, Inc. • First Consulting Group, Inc.	• GP Strategies Corporation • iGate Corporation • Inforte Corp. • LCC International, Inc. • National Technical Systems, Inc. • PDI, Inc. • Perficient, Inc.	• RCM Technologies RCMT • StarTek, Inc. • TechTeam Global, Inc. • The Advisory Board Company • The Management Network Group, Inc. • Thomas Group, Inc. • TSR, Inc.

This section is intended to provide a framework within which to understand the actual compensation awarded to, earned or held by each Executive Officer during 2007, as reported in the compensation tables and accompanying narrative sections of this Proxy Statement.

Elements of Executive Compensation

Ms. Davis’ compensation, as embodied in her employment agreement, was based on the compensation philosophy described above, an analysis of market data obtained in cooperation with the executive search firm assisting the Compensation Committee, and specific incentives intended to replace benefits that had been earned by Ms. Davis at her previous employer but were forfeited as a result of her departure. Ms. McCarthy’s compensation, as embodied in her employment agreement, is based on the compensation philosophy described above, market data obtained from the DolmatConnell report and specific incentives intended to compensate Ms. McCarthy for returning to the Company after her retirement.

For other executives, based on competitive market information and the Company’s compensation philosophy and objectives, the Chief Executive Officer submits her recommendations for Executive Officer compensation for the upcoming fiscal year to the Compensation Committee toward the end of the fiscal year. The Compensation Committee reviews these recommendations and can decide to accept or modify them. The Compensation Committee then discusses its recommended proposal with the full Board at the first meeting in the new fiscal year, and may further modify targeted compensation based on input from the full Board. The Company’s Executive Officer compensation packages combine and allocate cash and equity-based compensation taking into account the role of each Executive Officer of the Company, market practices, and the total value of all forms of compensation including benefits and perquisites available to the individual. Our total compensation packages include base salary and annual awards, all paid in cash, as well as long-term compensation in the form of stock options or restricted stock awards, and other benefits and perquisites. The rationale, design, reward process, and related information regarding the components of compensation are described generally below.

The Company does not currently have any equity or other security ownership policy that mandates ownership of certain amounts of Common Stock by our Executive Officers. The Company has arrangements with our Executive Officers, which provide for such executives to receive certain payments and benefits if their employment with the Company is terminated. These arrangements are discussed in detail below. The Board has determined that such payments and benefits are necessary in order to attract and retain our Executive Officers.

Base Salary

Base salaries, which are paid in cash, are provided as compensation for day-to-day responsibilities and services to the Company and are designed to meet the objective of attracting and retaining the talent needed to run the business. Executive salaries are reviewed annually. Other than the annual award program described below, and the Long-Term Incentive Compensation plan adopted in 2007, there are no profit-sharing or deferred compensation programs.

For fiscal year 2007, the Compensation Committee reviewed salaries recommended by the Company’s Chief Executive Officer for the Executive Officers, and recommended the base salary of each Executive Officer on a case-by-case basis taking into account each individual officer’s responsibilities and performance, the competitive market information collected by the Compensation Committee and the compensation objectives of the Company. For fiscal year 2007, the Company referenced the data provided by the DolmatConnell review, the relative seniority and level of responsibility of the Company’s Executive Officers as compared to the peer group, the Company’s historic compensation structure, and other relevant information. The Compensation Committee approved and recommended to the Board of Directors the following base salaries for fiscal year 2007 for our named Executive Officers:

Current Executive Officers

•	Ms. McCarthy’s base salary remained at $450,000 as set by her employment agreement dated July 19, 2007.

•	Mr. Reiners’ base salary was increased by 25% to $250,000 effective August, 3, 2007, reflecting a promotion and by 20% effective December 31, 2007 reflecting a redistribution of base salary and cash incentive award weighting.

Former Executive Officers

•	Mr. Myer’s base salary remained at $500,000 through his retirement date.

•	Ms. Davis’ base salary remained at $400,000 as set by her employment agreement through her resignation date.

•	Mr. Bauman’s base salary remained at $275,000 through his resignation date.

•	Mr. Eide’s base salary remained at $200,000 during his 2007 Executive Officer role.

•	Mr. Handy’s base salary remained at $200,000 through his resignation date.

Additionally, after reviewing competitive market compensation information and the performance of the Company and each individual Executive Officer in fiscal year 2007, and based on the recommendation of the Company’s Chief Executive Officer, the Compensation Committee did not approve or recommend base salary increases for our named Executive Officers for fiscal year 2008 as Ms. McCarthy entered into her new employment agreement with a set base salary rate in July, 2007 and Mr. Reiners received increase in base in conjunction with his promotion in August, 2007.

Incentive Cash Award

While the Company’s goal is long-term sustainable growth, the Compensation Committee also chooses to provide annual incentive cash awards to Executive Officer and other management employees to reward them for individual performance and achieving Company financial goals. The incentive cash award arrangements are reflected in each Executive Officer’s employment agreement or employment offer letter, and are set by the Chief Executive Officer for other employees based on financial and other targets discussed with and approved by the Compensation Committee. The Compensation Committee reviews these incentive cash award arrangements on an annual basis taking into account the individual’s level of responsibilities and performance. The Compensation Committee also considers market information and the annual awards and other incentives paid to Executive Officers within the peer groups. The Compensation Committee discusses the financial targets embodied in annual executive incentive cash awards with the Company’s Board for its approval during the first quarter of a fiscal year, and may modify them based on changes to the operating budget and other factors, including the competitive market for qualified personnel.

The Compensation Committee and Board on March 7, 2007 set the following award targets for each Executive Officer as a percentage of their respective fiscal year 2007 base salaries: 63% for Ms. Davis; 63% for Ms. McCarthy; 50% for Mr. Handy; 82% for Mr. Bauman; 50% for Mr. Eide; and 50% for Mr. Reiners. Subsequently, Ms. McCarthy’s award target was set at 56% by her employment agreement dated July 19, 2007 and Mr. Reiners’ award target was set at 90% effective with his promotion on August 3, 2007. Ms. Aguirre’s award target was set at 50% as established in her employment offer letter dated September 17, 2007. Generally, higher award targets represent a larger amount of compensation at risk for the Executive Officer. Executive Officers with greater levels of responsibility for and influence on achievement of corporate goals have a larger portion of their compensation at risk and also have an opportunity for larger reward with achievement of those goals.

The Executive Officers’ performance goals for 2007 were established by the Compensation Committee to be achievable by each officer when performing at or above a performance level that the Company believes would be expected of a similarly situated officer of a competitive peer company. The amount of the actual award for performance in fiscal year 2007 was based solely on a combination of annual revenue and net income targets, measured on a sliding scale and paid on a quarterly basis. There were no discretionary or individual performance elements to the calculation of awards.

As an example of the sliding scale calculation, if either the revenue or net income target is missed by more than 20%, no incentive payment will be awarded. Conversely, if revenue and/or net income targets are exceeded, the incentive payment may be higher than the award target. The table that follows details the percent of award target that each Executive Officer received in 2007.

2007 Executive Officer Incentive Cash Awards
2007 Plan Period	% of Award Target Payout

Q1	110%
Q2	122%
Q3	120%
Q4	No award achieved

Using the same approach for determining incentive cash award arrangements in fiscal year 2008, as in fiscal year 2007, along with the data from the DolmatConnell report, the Compensation Committee and the Board on November 28, 2007 set the following award targets for each Executive Officer as a percentage of their respective fiscal year 2008 base salaries: 65% for Ms. McCarthy; 60% for Mr. Reiners; 50% for Ms. Aguirre; and 55% for Mr. Eckstaedt.

The Compensation Committee typically selects one or two measures at the beginning of the performance period that will focus the participants, including the Executive Officers, on those behaviors and short-term decisions that will drive sustainable growth. When deciding what financial measures to use at the start of a plan year, and the target level of achievement of those measures, the Compensation Committee carefully considers the state of the Company’s business and what measures are most likely to focus the Executive Officers, on making decisions that deliver short-term results aligned with the Company’s long-term goals. The goals are generally projected after a review of management’s operating budget and forecast for the coming fiscal year.

Financial performance is determined after the end of the fiscal year based on actual business results versus these pre-established business objectives. Payouts occurred on a quarterly basis in 2007 and will be on an annual basis in 2008. The final financial performance is reflected as a percentage amount. For example, achieving target financial performance would yield an award of 100% of the target amount set at the beginning of the year, and poor performance, below 80% of the target range, would result in no award.

In early 2008, the Compensation Committee set the minimum target and maximum levels for each financial performance goal on an individual basis. In 2008, the financial performance goals will again be based on revenue and net income targets. New in 2008 is the addition of individual performance goals as a portion of the executive officers’ incentive award calculations. Financial performance goals will be weighted at 70% and individual performance goals will be weighted at 30% of the overall incentive awards payments. The individual performance goals and actual results to these goals are approved by the compensation committee and reflect each executive officer’s strategic initiatives for the plan year. For example, individual goals include the successful introduction of new product offerings, improvements to business systems and operations and increasing the net flow of talent in the company.

Long-Term Incentives

Stock Options.  Based on the Company’s compensation philosophy and objectives, the Company intends to pay a portion of the total compensation for our Executive Officers in the form of long-term incentives through stock options. Historically, this has been in the form of stock option awards that vest over a defined period of employment, almost always four years, with exercise prices equal to the market price of the shares on the date of grant and which will be of no value unless the market price of the Company’s Common Stock appreciates. The Company believes this arrangement best encourages employee retention and long-term performance, and aligns employee and stockholder interests. Stock options typically have been granted to Executive Officers when the Executive Officer first joins the Company, when management level employees have been promoted, and annually as part of each executive’s annual performance review.

The stockholders of the Company approved the 2007 Equity Incentive Plan to replace the Second Amended and Restated Equity Incentive Plan, which expired in October 2007. The Plan provides the Board, through the Compensation Committee, the ability to issue stock options, restricted stock, and other forms of stock based compensation.

The Board has delegated to the Compensation Committee the authority to grant stock and other equity awards including awards to our Executive Officers. The Compensation Committee believes that having pre-determined grant dates throughout the year reduces the degree of subjectivity of option grant date selection, provides greater transparency to its option granting practices, and informs potential grantees of dates certain when grants may occur. Accordingly, in 2007, the Compensation Committee maintained the following general procedures relating to the grant of stock options and other awards.

•	The Compensation Committee has delegated to the Chief Executive Officer the power to grant stock options at fair market value of up to 15,000 shares per person in accordance with the Committee’s previously approved guidelines, and no more than a total of 100,000 shares per annum. This provides the Company with the flexibility to make grants to new hires and promoted employees without convening the Compensation Committee.

•	All new employee equity grants and existing employee annual performance-based equity grants exceeding the Compensation Committee’s guidelines will be presented by management for consideration by the Compensation Committee at each of the quarterly regularly scheduled Committee meetings;

•	The Compensation Committee will consider management’s recommendations and determine, in its judgment, the appropriate equity grants to be awarded to each employee of the Company with reference to guidelines previously approved by the Compensation Committee for the fiscal year;

•	The Compensation Committee will convene (including telephonically or by written consent), to address urgent needs of the Company in relation to stock-based compensation.

Equity Award Grant Practices

The Compensation Committee annually reviews the stock-based compensation provided to the Executive Officers to further the Company’s compensation philosophy and objectives to attract, retain and motivate its Executive Officers. Toward the end of each year the Chief Executive Officer submits her recommendations for target equity awards for the Executive Officers (excluding herself) for the following fiscal year to the Compensation Committee, which may accept or modify her recommendations. The Compensation Committee then reports to the Board on its planned annual equity awards, and may modify its final decisions based on input from the other Board members.

New hire and promotional awards for non-Executive Officers are approved by the Chief Executive Officer (pursuant to applicable equity award guidelines for each job position) under the authority delegated to her by the Compensation Committee and are typically effective 90 days after the date of hire or the later of the effective date of the promotion or the Chief Executive Officer’s approval.

All stock options are granted with an exercise price equal to the closing price of Company Common Stock on the date of grant. We have not engaged in the practice of granting discounted stock options or backdating our stock options.

In determining the size of option awards for fiscal year 2007, the Compensation Committee and the Board took into account a number of standard compensation factors, as well as the following special considerations:

•	the Company’s commitments under employment contracts with Executive Officers;

•	the Company’s size, industry and growth rate; and

•	the competitive market for highly skilled talent.

The Compensation Committee determines when to grant stock options to our Executive Officers based on a variety of factors including performance of the individual officers and the Company, volatility of the Company’s stock price, and the need of the Company to retain, motivate and promote the Executive Officers.

During fiscal year 2007, the stock option grants were generally determined in each Executive Officer’s employment agreement or employment offer letter. The Compensation Committee granted stock options to the Executive Officers as detailed in the Grants of Plan-Based Awards Table later in this discussion. In January, 2007, the then current Executive Officers were issued an annual option grant (exclusive of Mr. Myers). Ms. McCarthy received the largest grant to reflect her scope of responsibility as Chief Operating Officer and President and her ability to impact future company performance. Mr. Bauman and Mr. Reiners received slightly larger grants in comparison to Mr. Eide and Mr. Handy in recognition of their broader strategic responsibilities and impact on company performance. Ms. Davis and Ms. McCarthy both were issued grants upon their appointment to Chief Executive Officer as outlined in their respective employment agreements. In August, 2007, Mr. Reiners received an additional option grant in conjunction with his promotion to Executive Vice President, Operations with corresponding additional scope of responsibility and strategic impact on company performance. Ms. Aguirre was issued options as a result of her employment with the Company. The grant level was determined by reviewing internal equity and market data as provided by the DolmatConnell survey.

Performance Share Units.  Based on the Company’s compensation philosophy and objectives, the Company will pay a portion of the total compensation for Executive Officers and certain other management employees in the form of performance share units under the Company’s Long-Term Incentive Plan (“LTIP”). The LTIP, which was adopted by the Compensation Committee on March 7, 2007, will reward Executive Officers for achieving certain earnings per share value of the Company’s Common Stock over rolling three-year periods. For the three-year period starting January 1, 2008 and ending December 31, 2010, earnings per share less than $0.54 will result in the Executive Officers earning no award under the LTIP. The Compensation Committee chose this measure as it believed it is a key metric for the Company’s growth model because it was determined to align closely the interests of the Executive Officers with those of the Company’s stockholders. The Compensation Committee believes growth in earnings per share has historically correlated with the Company’s share price. Under the LTIP for 2008, in the event that the Company achieves earnings per share of the Company’s Common Stock as described in the table below on or before December 31, 2010, the Executive Officers will be granted the number of shares as mentioned in the table that follows. Each Executive Officer participating in the LTIP will be issued a restricted stock unit agreement reserving the underlying shares to the Executive Officer, and reflecting the criteria for receiving the performance share units as described in the following table.

Earnings Per Share of Company’s Common Stock

		Between $0.78	Between $0.70	Between $0.61
	$0.79 or Greater	and $0.71	and $0.62	and $0.54
	Performance	Performance	Performance	Performance
Name	Share Units	Share Units	Share Units	Share Units
	(shares)	(shares)	(shares)	(shares)

Aguirre, Anna L.	25,000	21,250	18,750	16,250
Eckstaedt, James R.	25,000	21,250	18,750	16,250
McCarthy, Cathy L.	75,000	63,750	56,250	48,750
Pace, Peter	50,000	42,500	37,500	32,500
Reiners, Kevin L.	40,000	34,000	30,000	26,000

The Compensation Committee developed the LTIP based on publicly available information, and as part of the process of succession planning during 2006. The Compensation Committee developed the view that stock options alone were inadequate for the recruiting of key personnel, including a potential successor Chief Executive Officer, and as a means to reward the Executive Officers for executing a long-term strategic plan, which the Board viewed as necessary in light of business goals such as diversification of the client base outside of the Aerospace and Defense area, reduced “concentration risk” in the form of decreased reliance on the largest competitive bids and program services assignments for the Company’s revenue, and a long-term view towards evaluating acquisition opportunities. The LTIP combined with existing annual performance-based cash awards and annual stock-based awards, is believed by the Compensation Committee to reflect the general approach to executive compensation in the Company’s peer group as reported in the DolmatConnell survey.

Employee Stock Purchase Plan.  In order to provide employees at all levels with greater incentive to contribute to the Company’s success, the Company provides employees, including the Executive Officers , with the opportunity to purchase discounted shares of Common Stock under the Company’s Amended and Restated Employee Stock Purchase Plan, which is intended to be a qualified plan under Section 423 of the Internal Revenue Code. Under this plan, eligible employees may authorize payroll deductions of up to 15% of their biweekly base pay. The amounts are accumulated and, at the end of each quarter are used to purchase shares of the Company’s Common Stock at 95% of the fair market value of the Company’s Common Stock on the Purchase Date (as defined in the plan).

Benefits

The Company offers additional benefits designed to be competitive with overall market practices, and to attract and retain the talent needed by the Company.

The Company provides a full range of benefits to its Executive Officers, including standard medical, dental and disability coverage available to employees generally.

The Company also sponsors a 401(k) Retirement Savings Plan (“401(k) Plan”) that allows employees to make plan contributions on a pre-tax basis. Employees may enroll to a maximum deferral limit of 20% of covered compensation into the 401(k) Plan. During 2007, the Company matched employee contributions at 100% of the first 2.5% of salary deferrals for a total of 2.5% of eligible compensation.

The Company does not maintain a defined benefit supplemental retirement savings plan or a pension plan for the Executive Officers.

Perquisites

The Company provides the following perquisites to its Executive Officers in an effort to remain competitive with similarly situated companies.

Exec-U-Care Coverage.  The Executive Officers are eligible for a maximum medical benefit of $100,000 a year through the Exec-U-Care program. During 2007, six of the Executive Officers participated in this program. Exec-U-Care supplements an Executive Officer’s basic health plan by reimbursing annual expenses not covered under the basic medical and dental benefit plan that are available on a Company-wide basis. Examples of such expenses include deductibles, co-insurance amounts, special health equipment and chiropractic care. The Executive Officer is entitled to receive reimbursement for documented medical expenses of the Executive Officer and dependents.

Club Fees & Entertaining.  The Company reimburses or pays for Executive Officers for entrance or initiation fees and monthly club dues. Club memberships are primarily used for business meetings or entertainment purposes. Only three of the Executive Officers participated with the club membership perquisite in 2007.

Temporary Housing Allowance.  The Company provides a temporary housing allowance in the Orange County area for one of its Executive Officers who maintain a permanent residence outside of California.

Automobile Expense.  In lieu of an automobile allowance, the Company leases an automobile for the Chief Executive Officer’s use. In addition, the reasonable cost of annual insurance, fuel, maintenance, cleaning and repair is borne by the Company. For Executive Officers that reside outside the local headquarters vicinity, the Company reimburses mileage expense for travel to and from the headquarter location.

Life Insurance.  The Executive Officer’s are entitled to receive reimbursement for documented premium expenses for life insurance coverage obtained on Executive Officer’s life, up to a maximum of two thousand dollars ($2,000) of premium cost per year.

401(k) Matching Contribution.  The Executive Officer’s are eligible to participate in the Company’s 401(k) Plan thereby entitling the Executive Officer to the Company’s matching contribution.

Change of Control Agreements

The Company has entered into Change of Control agreements with the Executive Officers which become effective only upon certain Change of Control events, which are defined in the agreements. These Change of Control agreements are meant to induce the continued employment of the Executive Officers and other key employees and to enhance their loyalty and performance by providing them with certain compensation and benefits in the event a Change of Control of the Company occurs. The Compensation Committee determined that the Executive Officers should have the protection of receiving severance if their employment is terminated within 24 months following a Change of Control event to ensure that the Executive Officers would be focused on enhancing the long term value of the Company through actions that might include a transaction that would be in the best interest of the Company’s stockholders rather than focused on their potential loss of employment as a result of that transaction. The term of these agreements and the amounts payable upon the occurrence of the Change of Control events is described in more detail under the section entitled “Potential Payments Upon Termination or Change of Control.” The Board reserves the right to extend Change of Control benefits to other Executive Officers to the extent deemed necessary for the Company’s business.

Employment Agreements

The Company typically does not enter into employment agreements with its executives. However, it is party to agreements with its President and Chief Executive Officer, Cathy L. McCarthy and with the President and Chief Executive Officer of SM&A Strategic Advisors, Inc., Peter Pace, General USMC (retired). In addition, the Company was party to an employment agreement with its former Chief Executive Officer, Ms. Davis. The Company entered into these agreements because it believes that it is important to secure the leadership of these key management individuals. These agreements, which are described in more detail under the sections entitled “Employment Agreement with Ms. McCarthy,” “Employment Agreement with Mr. Pace,” and “Employment Agreement with Ms. Davis” of this Proxy Statement, set forth the base salaries, incentive opportunities, stock based compensation and benefits and perquisites payable to Ms. McCarthy, Mr. Pace, and Ms. Davis. The Company has provided its other Executive Officers with letters outlining benefits and perquisites to which they are entitled, and those benefits (including Change of Control and severance benefits) are described herein, including under “Potential Payments Upon Termination or Change of Control.”

Employment Agreement with Ms. McCarthy

The Company and Ms. McCarthy are party to an employment agreement, as amended, providing for an annual base salary of $450,000 and an annual incentive award with a target annual payout equal to 65% of her then current annual base salary pursuant to a plan adopted by the Board. Pursuant to that agreement, Ms. McCarthy also received an annual stock option grant for the purchase of 200,000 shares of the Company’s Common Stock at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. These options vest and become exercisable in 16 quarterly installments. Ms. McCarthy and her dependents are entitled to reimbursement for documented medical expenses not otherwise covered by the Company’s medical plan and long-term care and disability insurance coverage and she receives other benefits as more fully set forth in this discussion. Ms. McCarthy may not compete with the Company during the term of the agreement, and may not solicit any employees to leave their employment with the Company for a period of two years following the expiration of the term of the agreement. Ms. McCarthy has an obligation to keep confidential and protect the trade secrets and other confidential information of the Company and its customers.

Ms. McCarthy’s employment agreement has a term expiring July 18, 2009.

Employment Agreement with Peter Pace, General USMC (retired)

The Company and Mr. Pace are party to an employment agreement. Under the terms of this agreement, Mr. Pace is not obligated to work full time for the Company and may serve on the boards of, or as a consultant to, businesses that do not compete with the Company as long as he informs the Company of those outside activities and those outside activities do not materially interfere with the performance of his duties to the Company. The agreement provides for an annual base salary of $300,000. In addition, Mr. Pace is entitled to an incentive bonus equal to two percent (2%) of all revenue in excess of $12,000,000 earned by the Company from all Qualifying Projects during the Qualifying Periods applicable to such Qualifying Projects (as defined in the agreement). Mr. Pace also received a one-time cash Signing Bonus in the amount of $240,000 and was granted an option on the Effective Date of his agreement to purchase 100,000 shares of Common Stock of the Company, issued pursuant to the Company’s 2007 Equity Incentive Plan. The exercise price of the stock option is equal to the fair market value of such Common Stock on the date of grant and 25% of the option was deemed vested (i.e., exercisable) as of the Effective Date, with the remainder of such option to vest in three equal annual installments, commencing on the first anniversary of the Effective Date. Mr. Pace was included in the 2008 LTIP that covers calendar years 2008, 2009 and

2010. The target incentive for Mr. Pace under this plan is 50,000 shares of Common Stock of the Company, but the actual number of shares granted will be in accordance with the performance scale described above in this document.

Mr. Pace and his dependents are entitled to reimbursement for documented medical expenses not otherwise covered by the Company’s medical plan and disability insurance coverage and he receives other benefits as afforded other Executives and set forth elsewhere in this discussion. Mr. Pace may not compete with the Company during the term of the agreement, and may not solicit any employees to leave their employment with the Company for a period of two years following the expiration of the term of the agreement. Mr. Pace has an obligation to keep confidential and protect the trade secrets and other confidential information of the Company and its customers.

The Company may terminate the agreement at any time for “Cause” (as defined therein), or without “Cause” on 30 days’ prior notice. Mr. Pace may resign at any time on 30 days’ prior notice. If Mr. Pace is terminated without “Cause,” or if he resigns for “Good Reason” (as defined in the agreement), he will receive his base salary and health and welfare benefits, for the shorter of three months, the commencement of full time employment or in the case of any listed violations of terms of the agreement, and he will receive the pro rata portion of any incentive bonus which has been earned through the date of his termination. If Mr. Pace is terminated without “Cause” or resigns for “Good Reason” within twelve months following a “Change in Control” of the Company, Mr. Pace will receive (i) a lump sum payment equal to his annual base salary for the longer of the remainder of the term of the agreement or 18 months, and (ii) health and welfare benefits for the longer of the remainder of the term of the agreement or 18 months.

Mr. Pace’s employment agreement has a term expiring January 16, 2010.

Employment Agreement with Ms. Davis

The Company and Ms. Davis were party to an employment agreement providing for an annual base salary of $400,000 per annum and participation in the Company’s incentive compensation program with an opportunity to earn $250,000 in award compensation. In addition, on her first day of employment, as compensation for relinquishing benefits at her previous employer, Ms. Davis received 200,000 SM&A stock options, with an exercise price of $7.14 per share, a grant of 7,000 shares of SM&A Common Stock and a $50,000 payment. On July 18, 2007, Ms. Davis’ employment was terminated and she entered into a separation agreement with the Company that is discussed fully under the section titled “Separation Agreement with Ms. Davis”.

Tax Considerations

Our Compensation Committee has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program. We believe that achieving the compensation objectives discussed above is more important than the benefit of tax deductibility and our executive officer compensation programs may, from time to time, limit the tax deductibility of compensation. Nevertheless, when not inconsistent with these objectives, we endeavor to award compensation that will be deductible for income tax purposes. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to “covered” executive officers, to the extent that compensation paid to such an officer exceeds $1 million during the taxable year. No material portion of the compensation paid to our covered executive officers for the year ended December 31, 2007 that would be taken into account in determining a Section 162(m) limitation exceeded the $1 million limit. The Company’s employee stock option plans and option grants to executives, as well as the LTIP plan adopted in 2007, have been structured so that any compensation deemed paid to an executive officer in connection with the exercise of options with an exercise price equal to the fair market value of the shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. The Compensation Committee does not expect to take any action at this time to modify cash compensation payable to the executive officers that would result in the application of Section 162(m).

Accounting Considerations

With the adoption of FAS 123(R), we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of compensation.

Table 1.  Summary Compensation Table

The following table shows, for the fiscal year ended December 31, 2007 and December 31, 2006, the annual compensation paid to or earned by the Current and Former Executive Officers.

			Non-Equity
			Incentive Plan	Option	All Other
		Salary	Earned	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)
				(1)	(2)

Bauman, G. Timothy Former Executive Vice President, Sales and Marketing	2007	209,423	197,438	(20,184)	9,272	395,949
	2006	275,000	205,364	—	37,499	517,863
Davis, Cynthia A. Former Chief Executive Officer	2007	567,308 (3)	126,250	33,449	28,729	755,736
	2006	—	—	—	—	—
Eide, Thomas A. Former Senior Vice President, Consulting Operations	2007	200,000	87,750	136,276	25,158	449,184
	2006	200,000	83,127	93,351	26,707	403,185
Handy, Steve D. Former Senior Vice President, Former Chief Financial Officer	2007	173,077	87,750	(8,069)	7,594	260,352
	2006	195,846	83,127	40,412	14,543	333,928
Hart, Daniel R. Former Interim Chief Financial Officer Vice President, Controller	2007	161,092	42,001	25,076	4,027	232,196
	2006	123,000	23,724	20,206	2,460	169,390
McCarthy, Cathy L. President and Chief Executive Officer	2007	416,348	219,375	569,484	18,693	1,223,900
	2006	400,000	144,629	482,550	28,286	1,055,465
Myers, Steven S. Former Chief Executive Officer and Former Chairman of the Board	2007	615,385	—	—	3,605	618,990
	2006	500,000	261,441	—	218,386	979,827
Reiners, Kevin L. Executive Vice President, Operations	2007	220,384	112,039	175,479	5,089	512,991
	2006	203,311	112,374	—	3,784	319,469

Footnotes to Table 1-Summary Compensation Table:

(1)	The aggregate grant date fair value for options awards.

(2)	Perquisites within the Company are described in further detail under the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation — Perquisites.” Additional detail regarding the components of this aggregate amount is provided in the following table for each Executive Officer.

(3)	The Company made a separation payment to Ms. Davis of $445,000 during 2007 pursuant to the terms of the Separation Agreement entered into on July 18, 2007.

(4)	The Company made a retirement payment to Mr. Myers of $500,000 during the second quarter of 2007 pursuant to the terms of a Retirement Agreement dated March 9, 2007.

Amount of All Other Compensation for 2007:

	G.T.
	Bauman	C. Davis		T. Eide	S. Handy	D. Hart	S. Myers	C. McCarthy	K. Reiners
	($)	($)		($)	($)	($)	($)	($)	($)

Exec-U-Care	7,157	—		1,545	5,020	—	720	8,593	60
Club Fees & Entertaining	—	7,575		—	—	—	—	4,475	—
Housing Allowance	—	—		18,613	—	—	—	—	—
Automobile Expense	—	—		—	—	—	—	—	—
Life Insurance Premium Reimbursement	—	—		—	2,574	—	—	—	—
401(k) Matching Contributions	2,115	1,154		5,000	—	4,027	2,885	5,625	5,029
Other	—	20,000	(1)	—	—	—	—	—	—

	9,272	28,729		25,158	7,594	4,027	3,605	18,693	5,089

(1)	The Company directly paid Ms. Davis’ legal counsel for her fees incurred resulting from her separation from the Company.

Table 2.  Grants of Plan-Based Awards Table

						Estimated Future Payouts
								All Other
		Estimated 2008 Payouts						Stock Awards:
			Under Non-equity					Number of	Exercise
			Incentive Plan			Under Equity		Securities	or Base
			Awards			Incentive Plan		Underlying	Price of
		Threshold	Target	Max		Awards	Max	Options	Option
		($)	($)	($)	Threshold	Target	(#)	(#)	Awards
Name	Grant Date	(1)	(2)	(3)	(#)	(#)	(4)	(5)	($/Sh)

Bauman, G. Timothy	01/11/07	—	—	—	—	—	—	60,000	6.05
Davis, Cynthia A.	04/02/07	—	—	—	—	—	12,500	187,500	7.14
Eide, Thomas A.	01/11/07	—	—	—	—	—	—	50,000	6.05
Handy, Steve D.	01/11/07	—	—	—	—	—	—	50,000	6.05
Hart, Daniel R.	03/28/07	—	—	—	—	—	—	10,000	7.07
McCarthy, Cathy L.	01/03/07	—	—		—	—	18,750	81,250	5.93
	07/19/07	87,750	292,500	none	—	—	12,500	187,500	7.29
Reiners, Kevin L.	01/11/07	—	—	—	—	—	—	60,000	6.05
	08/03/07	54,000	180,000	none	—	—	—	50,000	7.00

(1)	This represents the lowest level of payout for Incentive Cash Awards and reflects the 30% portion of the target award that can be achieved through achievement of individual performance goals.

(2)	This represents the target payout for Incentive Cash Awards and reflects 100% payout of both the individual and financial performance goals.

(3)	The Incentive Cash Awards do not have maximum payout limits.

(4)	The maximum number represents options that vested during 2007.

(5)	This represents options granted during the year that were not performance based and did not vest during 2007.

Table 3.  Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning exercisable and unexercisable stock options for the Executive Officers named in the Summary Compensation Table as of December 31, 2007.

	Securities	Securities
	Underlying	Underlying	Option	Option
	Exercisable	Unexercisable	Exercise	Expiration
Name	Options (#)	Options (#)	Price ($)	Date

Bauman, G. Timothy	45,000	—	$7.04	01/01/08
Eide, Thomas A.	250	—	$2.50	01/02/12
	10,000	—	$11.76	01/05/14
	7,500	7,500	$8.75	08/01/15
	5,775	17,325	$7.11	02/15/16
	—	50,000	$6.05	01/11/17
Handy, Steve D.	2,500	—	$7.11	02/07/08
Hart, Daniel R.	3,750	1,250	$8.31	06/21/14
	1,250	3,750	$7.11	02/15/16
	—	10,000	$7.07	03/28/17
McCarthy, Cathy L.	7,250	—	$1.53	09/30/10
	30,000	—	$3.04	09/30/12
	50,000	—	$11.53	09/30/13
	100,000	—	$11.82	01/02/14
	68,750	31,250	$8.45	01/03/15
	43,750	56,250	$8.49	01/03/16
	12,500	81,250	$5.93	01/03/17
	12,500	187,500	$7.29	07/19/17
Reiners, Kevin L.	15,000	15,000	$8.39	12/27/15
	—	60,000	$6.05	01/11/17
	—	50,000	$7.00	08/03/17

As of December 31, 2007, there were no stock awards issued to any Executive Officer.

Table 4:  Option Exercises and Stock Vested Table

The following table presents information regarding the exercise of stock options by Executive Officers during 2007. There were no performance shares to the Executive Officers during 2007.

	Option Awards
	Shares	Value Realized
	Acquired on Exercise	on Exercise
	(#)	($)

Handy, Steve D.	18,750	60,848
McCarthy, Cathy L.	75,800	382,838

Employment Agreement with Ms. McCarthy

The Company has entered into agreements with its Executive Officers as noted that provide certain payments and benefits upon termination of such officers’ employment.

Payments to Chief Executive Officer Upon Termination Without Cause or Resignation For Good Reason

The Company may terminate Ms. McCarthy’s agreement at any time for “Cause” (as defined therein), or without “Cause” on 30 days’ prior notice. Ms. McCarthy also may resign at any time on 30 days’ prior notice. If Ms. McCarthy is terminated without “Cause,” or if she resigns for “Good Reason” (each as defined in the agreement), she will receive her base salary, and health and welfare benefits, for the shorter of six months or until the expiration of the term of the agreement, and she will receive the pro rata portion of any incentive award which has been earned through the date of her termination. If Ms. McCarthy is terminated without “Cause” or resigns for “Good Reason” within twelve months following a “Change in Control” of the Company, Ms. McCarthy will receive

(i) a lump sum payment equal to her annual base salary for the shorter of the remainder of the term of the agreement or six months, and (ii) health and welfare benefits for the shorter of the remainder of the term of the agreement, the date which is 18 months from the date of the “Change in Control”, or the date which is six months from the date of termination.

Payments Upon Termination Due to Death or Disability

The Company provides Ms. McCarthy with continuation of salary following death or disability for up to six months, or the expiration of the applicable agreement term, whichever occurs first. In the case of disability, health and life insurance will be provided (or premiums reimbursed) for the period.

Benefits Letters

The Company entered into a benefits letter with each of the other Executive Officers which requires the Company to provide the following payments and benefits upon termination of such officers’ employment as follows.

Payments Upon Termination Without Cause or Resignation For Good Reason

In the event that, absent a “Change of Control”, the Company terminates any other Executive Officer’s employment without cause or any Executive Officer resigns for good reason and the officer signs a waiver and release in a form that meets the Company’s approval, the officer will be entitled to (i) a payment equal to twelve times the sum of the Executive Officer’s then current monthly base salary plus 1/12 annual target incentive compensation in accordance with the Company’s customary payroll practices and (ii) the same health and life insurance benefits he or she was then currently receiving until twelve calendar months after the effective date of the termination or, if the policies for such benefits do not permit continued participation in such plan, the monthly premium or premiums for such discontinued health and/or life insurance.

The continuation of health and life insurance benefits will cease on the date upon which an Executive Officer becomes employed on a full-time basis (including to self-employment, but only if the Executive Officer holds himself or herself out to the public as being a self-employed consultant or other businessman) or the date upon which the Executive Officer violates any provision of the Company’s Proprietary Information and Invention Assignment Agreement or the Company’s Business Conduct and Ethics Code. Cause includes but is not limited to the following: (i) refusal or failure to carry out any reasonable direction from the Company; (ii) demonstrated negligence or misconduct in the execution of the Executive Officer’s assigned duties; (iii) habitual non-performance or incompetent performance of an Executive Officer’s duties; (iv) conviction of a felony or other serious crime involving moral turpitude; (v) engaging in fraud, embezzlement or other illegal conduct; (vi) a violation of the Company’s Proprietary Information and Invention Assignment Agreement or the Company’s Business Conduct and Ethics Code; (vii) failure or refusal to materially perform the Executive Officer’s duties and responsibilities; or (viii) material violation of any material written policy or procedure of the Company. Good reason is defined as any of the following: (x) the assignment of duties inconsistent with the Executive Officer’s then current position, duties, or responsibilities which is sufficient to constitute a diminution of status with the Company; (y) a significant reduction by the Company in the Executive Officer’s base salary then in effect unless the reduction is the result of an across the board reduction in salary of all Executive Officers; or (z) any failure by the Company to obtain the assumption of the terms of the employment agreement that contains these provisions by a successor or assignee of the Company, if the successor or assignee asserts that it is not bound by those provisions.

Payments Upon Change of Control

In the event of a Change of Control of the Company, each Executive Officer (except Ms. McCarthy with respect to the vesting of unvested stock options as described below), if the Executive Officer is terminated within 24 months of the Change of Control for any reason (including non-continuation of his or her position with the acquirer), the Executive Officer will be entitled to (i) a payment equal to 18 times the Executive Officer’s then current monthly base salary plus 1/12 annual target incentive compensation in accordance with the Company’s customary payroll practices and (ii) the same health and life insurance benefits he or she was then currently receiving until 18 calendar months after the effective date of the termination or, if the policies for such benefits do not permit continued participation in such plan, the monthly premium or premiums for such discontinued health and/or life insurance. Under these arrangements, date termination is defined as the earliest date on which any of the following occurs: (i) a merger or consolidation in which the shares of the Company outstanding immediately prior to such merger or consolidation (or the securities into which they are converted by virtue of such merger or consolidation) do not represent at least 50% of the voting power of the surviving corporation or its parent or (ii) a sale, lease or other transfer of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, or (iii) any transaction in which the Company ceases to be a publicly traded company.

The table that follows reflects the estimated amount of compensation that would be payable to (i) Ms. McCarthy under the terms of her employment agreement in effect on December 31, 2007 and (ii) each of the other Executive Officers under the terms of the Company’s severance pay policy, in each case, in the event of termination of each such Executive Officer’s employment under any one of the follow scenarios effective as of December 31, 2007:

•	Without Cause by the Company or with Good Reason by the Executive Officer;

•	Upon the death or disability of the Executive Officer;

•	Change of Control with no termination of employment; and

•	Without Cause by the Company or with Good Reason by the Executive Officer in connection with a Change of Control of the Company.

		Termination	Termination	Change of	Termination
		Without Cause	Due to	Control; No	Following
		or	Death or	Termination	Change of
		For Good Reason	Disability	(1)	Control(2)
		($)	($)	($)	($)

McCarthy, Cathy L.	Base Salary	225,000	225,000	—	225,000
	Cash Incentive	146,750	146,750	—	146,750
	Stock Options	—	—	—	—
	Health Benefit Continuation	7,990	7,990	—	7,990
Reiners, Kevin L.	Base Salary	300,000	—	—	450,000
	Cash Incentive	180,000	—	—	270,000
	Stock Options	—	—	—	—
	Health Benefit Continuation	2,123	—	—	3,184
Aguirre, Anna L.	Base Salary	200,000	—	—	300,000
	Cash Incentive	100,000	—	—	150,000
	Stock Options	—	—	—	—
	Health Benefit Continuation	3,827	—	—	5,740

(1)	Assumes all stock options are assumed by the acquirer as permitted under the Second Amended and Restated Equity Incentive Plan and the 2007 Equity Incentive Plan.

(2)	Assumes employment is terminated without cause by the acquirer within the period specified in the applicable agreement or benefit letter.

Payments to Former Named Executive Officers

The following table represents the actual payments to former Executive Officers in 2007.

Payments
Beyond Statutorily
Required Payments
	Termination Reason	($)

Bauman, G. Timothy	Resignation	none
Davis, Cynthia A.	Termination upon mutual agreement	559,553
Handy, Steve D.	Resignation	none

Separation Agreement with Ms. Davis

On July 18, 2007, the Company entered into a Separation Agreement with Cynthia A. Davis, who resigned as Chief Executive Officer and a member of the Board on July 18, 2007. The Company made a separation payment to Ms. Davis of $455,000 in the third quarter of 2007 and reimbursed Ms. Davis for $20,000 of attorney’s fees. In addition, the Company will pay for the continuation of Ms. Davis’ health benefits through August 1, 2008. She also received her incentive cash award earned for Q2 2007. The Company and Ms. Davis agreed to a mutual release of claims, provided that the Company’s indemnification obligations and certain restrictive covenants of Ms. Davis’ employment agreement remain in force following her termination.

Director Compensation

The President and Chief Executive Officer of SM&A and SM&A Strategic Advisors, as Board members, receive no additional compensation other than their normal salary, for serving on the Board.

Non-employee directors receive the following annual cash and/or stock compensation as approved by the Board and as provided in Amendment 2 dated March 7, 2007 of the 2005 Director Compensation Plan.

DIRECTOR COMPENSATION PLAN

Effective April 1, 2007

Type of Compensation	Cash

Annual Retainer	$20,000	(1)
Independent Chairman of the Board Retainer	$40,000	(2)
Additional Retainer for Audit Committee Chair	$10,000	(3)
Additional Retainer for Compensation Committee Chair	$5,000	(4)
Additional Retainer for Governance & Nominating Committee Chair	$5,000	(4)
Board Meeting Attendance Fee	$1,500	(5)
Committee Meeting Attendance Fee	$750	(6)
Telephonic Meeting Attendance Fee	$500	(7)
Stock Options
Stock Options-In Lieu of Retainer Fee(s)	$—		Vested 100% on Date of Grant(8)
Stock Options-All Existing Non-Employee Directors	$—		Options Must Vest 100%(9)
Stock Options-All New Non-Employee Directors	$—		Option for 50,000 Shares(10)
Stock Options-Annual Membership Anniversary Grant	$—		Option for 12,000 Shares(11)

Footnotes to Director Compensation Table:

(1)	Paid to all non-employee directors (except the Independent Chairman) in quarterly increments as follows: (a) $5,000 paid in shares of Company Common Stock on January 1; (b) $5,000 paid in cash on April 1; (c) $5,000 paid in cash on July 1; (d) $5,000 paid in cash on October 1. If the payment date is a holiday or weekend, the next open business or market trading day will apply.

(2)	Paid in quarterly increments as follows: (a) $10,000 paid in shares of Company Common Stock on January 1; (b) $10,000 paid in cash on April 1; (c) $10,000 paid in cash on July 1; (d) $10,000 paid in cash on October 1. If the payment date is a holiday or weekend, the next open business or market trading day will apply.

(3)	Paid in quarterly increments of $2,500 on January 1, April 1, July 1, and October 1.

(4)	Paid in quarterly increments of $1,250 on January 1, April 1, July 1, and October 1.

(5)	Paid to each non-employee director (except the Independent Chairman) for each scheduled Board meeting day, including days the director spends working on SM&A Board business. The director is also eligible for reimbursement of expenses incurred while attending Board meetings, in accordance with Company policy. The Independent Chairman is paid $2,000 for each scheduled Board meeting day, including days the Independent Chairman spends working on SM&A business. The Independent Chairman is also eligible for reimbursement of expenses incurred while attending Board meetings, in accordance with Company policy.

(6)	Paid to each non-employee director for each scheduled Committee meeting day. The director is also eligible for reimbursement of reasonable expenses incurred while attending Committee meetings, in accordance with Company policy.

(7)	Paid to each non-employee director for each scheduled telephonic meeting. The director is also eligible for reimbursement of telephonic expenses incurred for participation in telephonic meetings, in accordance with Company policy.

(8)	At the request of a non-employee director, the cash fees (retainer and/or meeting attendance fees) will be converted into equivalent number of options, according to the fair market value closing price of the Company’s Common Stock on the grant date and multiplied by a factor of 2 to determine the equivalent number of options to be granted. Stock options granted in lieu of a retainer fee(s) will vest 100% on the date of grant. The grant date shall be equal to the quarterly incremental payment date(s) as shown in Footnotes 1 through 4. If the grant date falls on a weekend, legal holiday, or closed market trading date, the next open market trading date and fair market value closing price shall be designated as the option exercise price.

(9)	A non-employee director will be eligible for an additional stock option grant under the Director Compensation Plan when the following criteria have been met: (i) The non-employee directors serving on the Company’s Board as of April 11, 2005 namely Messrs. Bowes, Lewis, Reagan, Rodin, Stenbit, and Untracht (the “Existing Directors”) will retain all options granted through and including April 11, 2005 and each said option grant(s) must vest 100%; (ii) A non-employee director whose option grant vesting schedule was accelerated on June 8, 2005, namely Messrs. Hanger, Bowes, and Stenbit, must conclude the original vesting period schedule. For example, an option granted on February 1, 2005 with a four-year vesting schedule is accelerated to 100% vested on June 8, 2005. The non-employee director would not be eligible for an additional stock option grant until February 1, 2009.

(10)	Upon initial appointment or election to the Board, (or the next open market trading date), the new non-employee director (“New Director”) is automatically granted an option to purchase 50,000 shares of the Company’s Common Stock under the 2007 Equity Incentive Plan or such equity incentive plan in effect as approved by the stockholders. The option will vest at a rate of 25% per year over a period of 4 years with the term of the option being 10 years. The standard 90-day waiting period will be waived for all initial appointments or elections to the Board.

(11)	On each anniversary date of appointment to the Board (or the next open market trading date), the non-employee directors who maintain options that have vested 100% are automatically granted an additional option to purchase 12,000 shares of the Company’s Common Stock under the 2007 Equity Incentive Plan or such equity incentive plan in effect as approved by the stockholders. The exercise price of the option grant will be equal to the fair market value closing price of the Company’s Common Stock on the date of the option grant. The option will vest at a rate of 25% per year over a period of 4 years with the term of the option being 10 years.

As of March 14, 2008, options to purchase an aggregate of 702,777 shares of the Company’s Common Stock had been issued under the Plan to the Company’s current non-employee directors, at exercise prices ranging from $1.53 to $12.00 per share.

Director Compensation Table

The following table shows the compensation made to the non-employee Board members for the fiscal year ended December 31, 2007.

	Fees Earned					Expenses
	or Paid	Stock	Option	All Other		Incurred
	in Cash	Awards	Awards	Compensation	Total	Total
Name	($)(1)	($)(2)	($)(3)	($)	($)	($)
Bowes, William C.	45,750	—	—	—	45,750	—
Hanger, Dwight L.	53,000	—	—	—	53,000	—
Lewis, J. Christopher	33,500	—	7,922	—	41,422	—
Reagan, Joseph B.	41,250	—	89,389	—	130,639	—
Rodin, Robert	34,000	—	91,370	—	125,370	—
Stenbit, John P.	8,750	—	27,618	—	36,368	—
Untracht, Robert J.	39,500	—	17,754	—	57,254	—

(1)	Directors may convert into stock options, all or a portion of the fees otherwise payable to them in accordance with Amendment 2 of the 2005 Director Compensation Plan.

(2)	No restricted stock awards were granted to non-employee directors in 2007.

(3)	The amounts in this column reflect the expenses related to stock options granted in the current and prior periods and recognized in our 2007 financial statements as described in Statement of Financial Accounting Standards No. 123(R). For a discussion of the valuation assumptions, see Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

The aggregate grant date fair value of stock options computed in accordance with FAS 123(R) at December 31, 2007 is shown below:

	Number of	Grant Date
Name	Stock Options	Fair Value

Lewis	12,000	$43,190
Reagan	100,000	$485,310
Rodin	100,000	$484,620
Stenbit	8,855	$27,618
Untracht	14,755	$52,537

At fiscal year ended December 31, 2007, the following option awards (vested and unvested) were outstanding for each of the non-employee directors:

Outstanding
Name	Stock Options

Bowes	100,000
Hanger	50,000
Lewis	41,000
Reagan	100,000
Rodin	100,000
Stenbit	112,818
Untracht	125,531

REPORT OF THE COMPENSATION COMMITTEE1

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Dr. Joseph B. Reagan, Chairman
William C. Bowes
J. Christopher Lewis

1 Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report shall not be incorporated by reference into any such filings.

ADDITIONAL INFORMATION

Submission of Stockholder Proposals for the 2009 Proxy Statement

Stockholders are advised that any stockholder proposals and director nominations intended for consideration at the 2009 Annual Meeting and for consideration for inclusion in the proxy materials for that meeting, must be received by the Company no later than December 19, 2008 and must be in accordance with the requirements of the Company. Stockholders submitting proposals must direct them to the Corporate Secretary of the Company. It is recommended that stockholders utilize certified mail, return-receipt requested, in order to ensure timely delivery, at: Corporate Secretary, SM&A, 4695 MacArthur Court, Eighth Floor, Newport Beach, California 92660.

Solicitation of Proxies

In addition to sending this Proxy Statement, some of the Company’s Directors and officers as well as management and non-management employees may solicit proxies by telephone, mail, email or in person. You may also be solicited by means of press releases issued by the Company or postings on the Company’s website, www.smawins.com. None of the Company’s Directors, officers or employees will receive any special or additional compensation for soliciting proxies. In addition, the Company has retained MacKenzie Partners, Inc., to assist in the solicitation of proxies for a fee not to exceed $200,000, plus reimbursement of out-of-pocket expenses. MacKenzie Partners, Inc. expects that approximately 45 of its employees will assist in the solicitation. The Company’s expenses related to the solicitation in exc-ess of those normally spent for an annual meeting with an uncontested director election are estimated to be approximately $550,000, of which approximately $125,000 has been spent to date. The cost of the Company’s solicitation of proxies will be borne by the Company.

The Appendix A sets forth information relating to the Company’s Directors, Director nominees, officers and employees who are considered “participants” in the solicitation under the rules of the SEC by reason of their position as Directors or Director nominees or because they may be soliciting proxies on the Company’s behalf.

Delivery of Documents to Stockholders Sharing an Address

Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact the Company’s transfer agent, Computershare, by visiting their website at www.computershare.com, or contact them by mail at 250 Royall Street, Canton, MA 02021. If you own shares of stock through a bank, broker or other nominee, please contact that entity to eliminate duplicate mailings

Other Matters

The Board knows of no matters to come before the Annual Meeting, other than as specified herein. If other business should, however, be properly brought before such meeting, the persons voting the proxies will vote them in accordance with their best judgment.

Appendix A

The following table sets forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of the Directors, Director Nominees, and Executive Officers of SM&A who, under SEC rules, are “participants” in our solicitation of proxies from SM&A stockholders in connection with the Annual Meeting.

Directors and Nominees

The principal occupations of our directors and director nominees who may be deemed “participants” in our solicitation are set forth under the “Board of Directors” section of this proxy statement. The name and business addresses of each of our directors and director nominees are as follows:

Name	Business Address

William C. Bowes	*
Dwight L. Hanger	*
J. Christopher Lewis	*
Cathy L. McCarthy	*
Peter Pace	*
Dr. Joseph B. Reagan	*
Robert Rodin	*
John P. Stenbit	*
Robert J. Untracht	*

*	c/o SM&A 4695 Mac Arthur Court 8th Floor Newport Beach, California 92660

Executive Officers and Employees

The principal occupations of our Executive Officers and Employees who may be deemed “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with SM&A, and the business address is SM&A, 4695 MacArthur Court, 8th Floor, Newport Beach, California 92660.

Name	Business Address

Cathy L. McCarthy	President and Chief Executive Officer
Peter Pace	President and Chief Executive Officer, SM&A Strategic Advisors
James R. Eckstaedt	Executive Vice President, Finance, Chief Financial Officer and Secretary
Kevin L. Reiners	Executive Vice President, Operations
Anna L. Aguirre	Senior Vice President, Human Resources

Information Regarding Ownership of SM&A Securities by Participants

The number of shares of our Common Stock held by Directors, Director Nominees and the Named Executive Officers as of March 14, 2008, is set forth in the proxy statement under the caption “Security Ownership.”

The number of shares of our Common Stock held by the other Executive Officers and Employees listed above under “Executive Officers and Employees” as of March 14, 2008 is set forth below.

Options
			Exercisable	Percentage of
		Amount and Nature	Within	Common Stock
Name and Title of Beneficial Owner		of Beneficial Ownership	60 Days	Owned

Peter Pace	President and Chief Executive Officer, SM&A Strategic Advisors, Inc.	—	25,000	*	%
Anna L. Aguirre	Senior Vice President, Human Resources	—	—	*	%
James R. Eckstaedt	Executive Vice President, Finance, Chief Financial Officer and Secretary	—	—	*	%

*	Less than 1%

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth all transactions that may be deemed purchases and sales of our Common Stock by the participants since March 14, 2006. Unless otherwise indicated, all transactions were in the public market and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

		Number of
		Shares of
		Common Stock
		Acquired
Executive Officers & Employees	Date	(Disposed of)

Anna L. Aguirre	—	—
James R. Eckstaedt	—	—
Cathy L. McCarthy	May 1, 2007	36,250
	May 1, 2007	(36,250)
	May 1, 2007	(33,750)
	May 2, 2007	10,000
	May 2, 2007	(10,000)
	June 12, 2007	(17,250)
	June 12, 2007	9,550
	June 12, 2007	(9,550)
	June 13, 2007	20,000
	June 13, 2007	(20,000)
	March 13, 2008	5,000
	March 14, 2008	5,000
Peter Pace	—	—
Kevin L. Reiners	June 28, 2007	821
	June 29, 2007	157
	September 28, 2007	159
	December 31, 2007	239

		Number of
		Shares of
		Common Stock
		Acquired
Directors & Nominees	Date	(Disposed of)

William C. Bowes	January 2, 2008	864
	March 12, 2008	1,000
Dwight L. Hanger	March 14, 2007	1,000
	January 2, 2008	1,727
	March 12, 2008	1,500
J. Christopher Lewis	January 2, 2008	864
Cathy L. McCarthy	—	—
Peter Pace	—	—
Joseph B. Reagan	January 2, 2008	864
	March 11, 2008	2,000
Robert Rodin	January 2, 2008	864
John P. Stenbit	January 2, 2008	864
Robert J. Untracht	January 2, 2008	864

Information Regarding Stock Options Granted to Participants

The following table sets forth certain information with respect to stock options granted to each of the Participants since March 14, 2006:

		Number of Shares	Exercise
		Underlying Options	Price
Name	Grant Date	Granted	Per Share

Anna L. Aguirre	December 17, 2007	40,000	$5.26
	January 4, 2008	10,000	$5.75
James R. Eckstaedt	January 23, 2008	60,000	$5.28
J. Christopher Lewis	September 25, 2006	12,000	$6.42
Cathy L. McCarthy	January 3, 2007	100,000	$5.93
	July 19, 2007	200,000	$7.29
	January 4, 2008	75,000	$5.75
Peter Pace	January 17, 2008	100,000	$5.45
Kevin L. Reiners	January 11, 2007	60,000	$6.05
	August 3, 2007	50,000	$7.00
	January 4, 2008	40,000	$5.75
John P. Stenbit	July 3, 2006	1,198	$6.26
	August 10, 2006	498	$6.03
	October 2, 2006	1,240	$6.05
	October 24, 2006	496	$6.05
	November 30, 2006	531	$5.65
	January 3, 2007	1,265	$5.93
	February 6, 2007	462	$6.49
	February 13, 2007	1,304	$6.90
	March 7, 2007	423	$7.09
	April 25, 2007	2,201	$7.27
	June 5, 2007	641	$7.02
	June 29, 2007	143	$7.01
	July 2, 2007	1,427	$7.01
	July 3, 2007	143	$7.01
	July 20, 2007	417	$7.21
	August 2, 2007	429	$7.00

		Number of Shares	Exercise
		Underlying Options	Price
Name	Grant Date	Granted	Per Share

Robert J. Untracht	March 29, 2006	1,277	$6.37
	April 3, 2006	1,615	$6.50
	April 12, 2006	12,000	$6.24
	June 12, 2006	935	$6.42
	July 3, 2006	1,677	$6.26
	July 18, 2006	520	$5.77
	August 10, 2006	498	$6.03
	October 2, 2006	1,736	$6.05
	October 24, 2006	496	$6.05
	November 2, 2006	976	$6.15
	November 30, 2006	531	$5.65
	December 19, 2006	515	$5.82
	January 3, 2007	1,804	$5.93
	January 19, 2007	489	$6.13
	February 6, 2007	462	$6.49
	January 17, 2008	275	$5.45
	February 6, 2008	1,156	$6.05
	March 4, 2008	997	$6.02

Information Regarding Restricted Stock Awards Granted to Participants

There have been no restricted stock awards granted to participants since March 14, 2006.

Information Regarding Performance Unit Awards Granted to Participants

There have been no performance unit awards granted to participants since March 14, 2006.

Miscellaneous Information Regarding Participants

Except as described in this Appendix A or the Proxy Statement, (i) none beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of SM&A or any of its subsidiaries, (ii) has purchased or sold any of such securities within the past two years, (iii) none of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the Annual Meeting, (iv) is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any securities of SM&A, including, but not limited to, joint ventures, loan or option agreements, put or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies, or (v) has been convicted in a criminal proceeding during the past ten years.

Except as disclosed in this Appendix A or the Proxy Statement, to the best knowledge of the participants, (i) none of their associates beneficially owns, directly or indirectly, any securities of SM&A, (ii) none of the participants or any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, or series of similar transactions, to which SM&A or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000, (iii) none of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by SM&A or its affiliates or with respect to any future transactions to which SM&A or any of its affiliates will or may be a party.

Appendix B

AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN
DOCUMENT

SM&A, a Delaware corporation (the “Company”), originally established an Employee Stock Purchase Plan (the “Plan”) effective as of March 1, 1999. The Plan was amended and restated effective as of July 1, 1999. Subsequent amendments to the Plan followed by shareholder approval on May 18, 1999, June 6, 2001, June 5, 2002, June 10, 2003, June 8, 2004, June 8, 2005, June 6, 2006, and May 23, 2008.

ARTICLE 1
PURPOSE OF THE PLAN

1.1  Purpose.  The Company has determined that it is in its best interest to provide incentives to attract and retain employees and to increase employee morale by providing a program through which employees of the Company, and the Company’s subsidiaries as the Company’s Board of Directors (the “Board of Directors” or the “Board”) may from time to time designate (each a “Designated Subsidiary,” and collectively, “Designated Subsidiaries”), may acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company (“Company Stock”). The Plan is hereby established by the Company to permit employees to subscribe for, and purchase directly from the Company, shares of the Company Stock at a discount from the market price and to pay the purchase price in installments by payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Accordingly, the provisions of the Plan shall be administered, interpreted, and construed in a matter consistent with the requirements of that section of the Code. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.

ARTICLE 2
DEFINITIONS

2.1  Compensation.  “Compensation” means wages, tips, overtime pay, bonuses, commissions, and other Compensation reported on Form W-2. Compensation shall include any amounts contributed by the Employer pursuant to a salary reduction agreement that is not currently includible in the Participant’s gross income by reason of the application of Code Sections 125, 402(e)(3), 402(g)(3), 402(h)(1)(B), 403(b), 414(h)(2), or 457(b). Compensation excludes the sum of all of the following items, even if otherwise includible in gross income: (i) reimbursements or other expense allowances; (ii) cash and noncash fringe benefits; (iii) moving expenses; (iv) deferred compensation; and (v) welfare benefits.

2.2  Eligibility Date.  “Eligibility Date” means ninety (90) calendar days from an Employee’s initial date of employment with the Company or any of its Designated Subsidiaries.

2.3  Employee.  “Employee” means each person currently employed by the Company or any of its Designated Subsidiaries, any portion of whose income is subject to federal withholding of income or employment taxes, but excluding any persons employed by the Company or any Designated Subsidiary on a part-time (less than 20 hours per week) or temporary basis.

2.4  Enrollment Date.  “Enrollment Date” means the first day of each Offering Period (January 1, April 1, July 1, and October 1) under the Plan.

2.5  Five Percent (5%) Owner.  “5% Owner” means an Employee who, immediately after the grant of any rights under the Plan, would own Company Stock and/or hold outstanding options to purchase Company Stock possessing five percent (5%) or more of the total combined voting power of all classes of stock of the Company. For purposes of this Section, the ownership attribution rules of Code Section 425(d) shall apply.

2.6  Offering Period.  “Offering Period” means either of the three-month periods from January 1 through March 31, April 1 through June 30, July 1 through September 30, and October 1 through December 31 of each year.

2.7  Participant.  “Participant” means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

2.8  Purchase Date.  “Purchase Date” means the last day of each Offering Period (i.e., March 31, June 30, September 30 or December 31).

ARTICLE 3
ELIGIBILITY AND PARTICIPATION

3.1  Eligibility.  Subject to limitations imposed by Section 423(b) of the Code, each Employee of the Company or any Designated Subsidiary may become a Participant in the Plan on the Enrollment Date coincident with or next following the Eligibility Date.

3.2  Participation.  An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his completion and delivery to the Company’s stock purchase coordinator, as designated by the Company, of an election notice form provided by the Company (the “Election Notice Form”) authorizing payroll deductions. Payroll deductions for a Participant shall commence on the Enrollment Date coincident with or next following the filing of the Participant’s Election Notice Form and shall remain in effect until revoked by the Participant by the filing of a notice of withdrawal from the Plan under Article 8 or by the filing of a new Election Notice Form providing for a change in the Participant’s payroll deduction rate in accordance with Section 5.

3.3	Special Rules. Under no circumstances shall:

(a) A 5% Owner be granted a right to purchase Company Stock under the Plan;

(b) A Participant be entitled to purchase Company Stock under the Plan which, when aggregated with all other employee stock purchase plans of the Company, exceed an amount equal to the Aggregate Maximum. “Aggregate Maximum” means an amount equal to $25,000 worth of Company Stock (determined using the fair market value of such Company Stock at each applicable Enrollment Date) during each calendar year; or

(c) The number of shares of Company Stock purchasable by a Participant on any Purchase Date exceed 2,500 shares, subject to periodic adjustments under Section 10.4.

ARTICLE 4
OFFERING PERIOD

The initial grant of the right to purchase Company Stock under the Plan shall occur on July 1, 1999 and terminate on December 31, 1999. Thereafter, the Plan shall provide for Offering Periods commencing on each Enrollment Date and terminating on the next following Purchase Date.

ARTICLE 5
PAYROLL DEDUCTIONS

5.1  Participant Election.  Upon completion of the Election Notice Form, each Participant shall designate the amount of payroll deductions to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of payroll deductions shall be designated in whole percentages of Compensation, not to exceed 15%. The amount so designated upon the Election Notice Form shall be effective as of the next payroll period and shall continue until terminated or altered in accordance with Section 5.2 below.

5.2  Changes in Election.  A Participant may terminate participation in the Plan at any time prior to the close of an Offering Period as provided in Article 8. A Participant may increase or decrease the rate of payroll deductions once during each Offering Period by completing and delivering to the Company’s stock purchase coordinator a new Election Notice Form setting forth the desired change. A Participant may also terminate payroll deductions and have accumulated deductions for the Offering Period applied to the purchase of Company Stock as of the next Purchase Date by completing and delivering to the stock purchase coordinator a new Election Notice Form setting forth the desired change. Any change under this Section shall become effective on the next payroll period (to the extent practical under the Company’s payroll practices) following the delivery of the new Election Notice Form.

5.3  Participant Accounts.  The Company shall establish and maintain a separate account (“Account”) for each Participant. The amount of each Participant’s payroll deductions shall be credited to his or her Account. No interest will be paid or allowed on amounts credited to a Participant’s Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.

ARTICLE 6
GRANT OF PURCHASE RIGHTS

6.1  Right to Purchase Shares.  On each Purchase Date, each Participant shall have the right to purchase at the price determined under Section 6.2 that number of shares (including fractional shares) of Company Stock that can be purchased or issued by the Company based upon that price with the amounts held in his or her Account, subject to the limits set forth in Section 3.3. In the event that there are amounts held in a Participant’s Account that are not used to purchase Company Stock, such amounts shall be returned to the Participant, without interest.

6.2  Purchase Price.  The purchase price for any Offering Period shall be 95% of the Fair Market Value of Company Stock on the Purchase Date.

6.3	Fair Market Value. “Fair Market Value” shall be determined as follows:

(a) If the Company Stock is then listed or admitted to trading on the NASDAQ National Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the NASDAQ National Market or principal stock exchange on which the Company Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the closing sale price of the Company Stock on the NASDAQ National Market or such exchange on the preceding day on which a sale occurred.

(b) If the Company Stock is not then listed or admitted to trading on the NASDAQ National Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Company Stock in the over-the-counter market on the date of valuation.

(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator (see Section 7.2) using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

ARTICLE 7
PURCHASE OF STOCK

7.1  Purchase of Company Stock.  A Participant who does not, prior to a Purchase Date, notify the Company that such Participant does not want to purchase any shares of Company Stock pursuant to the Plan or that such Participant wants to purchase fewer than the maximum number of shares available for purchase, shall be deemed to elect to purchase the maximum number of shares of Company Stock (including fractional shares) purchasable with the amounts held in such Participant’s Account, at the purchase price determined under Section 6.2 above and, on each Purchase Date, the Plan shall purchase such shares on behalf of such Participant. In the event that there are amounts held in a Participant’s Account that are not used to purchase Company Stock, all such amounts shall be returned to the Participant, without interest.

The Board or a Committee may, in its discretion, limit the purchase of Company Stock to only whole shares and not fractional shares.

7.2	Delivery of Company Stock.

(a) Company Stock acquired under the Plan shall be issued directly to a contract administrator (the “Administrator”) engaged by the Company to administer the Plan under Article 9. All Company Stock so issued (“Plan Held Stock”) shall be held in the name of the Administrator for the benefit of the Plan. The Administrator shall maintain accounts for the benefit of the Participants that shall reflect each Participant’s interest in the Plan Held Stock. Such accounts shall reflect the number of shares of Company Stock (including fractional shares) that are being held by the Administrator for the benefit of each Participant.

(b) For share withdrawals, only whole shares of Company Stock will be issued to a Participant. The time of issuance and delivery of shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the issuance or sale of such shares. A payment will be made to a Participant for any fractional shares of Company Stock owned by the Participant. This payment shall be computed using the Fair Market Value of a share of Company Stock on the date the withdrawal is processed by the Company’s stock purchase coordinator. For shares of Company Stock sold by a Participant from his or her account maintained by the Administrator, the Participant shall receive credit for all whole and fractional shares at the actual price for which the shares were sold.

ARTICLE 8
WITHDRAWAL

8.1  In Service Withdrawal.  At any time prior to the Purchase Date of an Offering Period, a Participant may withdraw the amounts held in his or her Account by executing and delivering to the Company’s stock purchase coordinator written notice of withdrawal on the form provided by the Company. In such a case, the entire balance of the Participant’s Account shall be paid to the Participant, without interest, as soon as is practicable. Upon such notification, the Participant shall cease to participate in the Plan for the remainder of the Offering Period in which the notice is given. An Employee who has withdrawn under this Section 8.1 at least thirty (30) days prior to the Purchase Date of an Offering Period shall be excluded from participation in the Plan for the remainder of the Offering Period, but may then be reinstated as a participant for a subsequent Offering Period by executing and delivering a new Election Notice Form to the Company’s stock purchase coordinator. An Employee who has withdrawn under this Section 8.1 less than thirty (30) days prior to the Purchase Date of an Offering Period shall be excluded from participation in the Plan for the remainder of the Offering Period and for one (1) subsequent Offering Period, but may thereafter be reinstated as a participant for a subsequent Offering Period by executing and delivering a new Election Notice Form to the Company’s stock purchase coordinator.

8.2 Termination of Employment.  In the event that a Participant’s employment with the Company terminates for any reason, the Participant shall cease to participate in the Plan on the date of termination. As soon as is practical following the date of termination, the entire balance of the Participant’s Account shall be paid to the Participant, without interest.

ARTICLE 9

PLAN ADMINISTRATION

9.1 Plan Administration.

(a) The authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors or a committee (“Committee”) thereof. The Board or the Committee shall have all powers necessary to supervise the administration of the Plan and control its operations.

(b) In addition to any powers and authority conferred on the Board or Committee elsewhere in the Plan or by law, the Board or the Committee shall have the following powers and authority:

(i) To designate agents to carry out responsibilities relating to the Plan;

(ii) To administer, interpret, construe and apply the Plan and to answer all questions which may arise or which may be raised under the Plan by a Participant, his beneficiary or any other person whatsoever;

(iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

(iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

(c) Any action taken in good faith by the Board or the Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his beneficiaries. All discretionary powers conferred upon the Board shall be absolute.

9.2 Limitation on Liability.  No Employee or member of the Board or Committee shall be subject to any liability with respect to his or her duties under the Plan unless the person acts fraudulently or in bad faith. To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and every other member of the Board, as well as any other Employee with duties under the Plan, against all liabilities and expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan. This indemnity shall not apply, however, if: (a) it is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of those duties; or (b) the individual fails to assist the Company in defending against any such claim. The Company shall have the right to select counsel and to control the prosecution or defense of the suit. The Company shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

ARTICLE 10

COMPANY STOCK

10.1 Limitations on Purchase of Shares.  The maximum number of shares of Company Stock that shall be made available for sale under the Plan shall be 1,600,000 shares, subject to adjustment under Section 10.4 below. The shares of Company Stock to be sold to Participants under the Plan will be issued by the Company. If the total number of shares of Company Stock that would otherwise be issuable pursuant to rights granted pursuant to Section 6.1 of the Plan at the Purchase Date exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as uniform and equitable manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares to each participant affected thereby and any unused payroll deductions shall be returned to such participant if necessary.

10.2 Registration of Company Stock.  Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

10.3 Changes in Capitalization of the Company.  Subject to any required action by the shareholders of the Company, the number of shares of Company Stock covered by each right under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been placed under rights or which have been returned to the Plan upon the cancellation of a right, as well as the Purchase Price per share of Company Stock covered by each right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Board of Directors for the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to any right granted hereunder.

10.4 Merger of Company.  In the event that the Company at any time proposes to merge into, consolidate with, or enter into any other reorganization pursuant to which the Company is not the surviving entity (including the sale of substantially all of its assets or a “reverse” merger in which the Company is the surviving entity), then, to the extent permitted by applicable law: (i) any surviving corporation shall assume the rights theretofore granted or substitute for such rights new rights covering the shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and prices, or (ii) the Plan and the rights theretofore granted shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue the Plan, or to substitute similar options for those under the Plan, then the Board of Directors or its committee shall cause written notice of the proposed action to be given to the persons holding rights not less than 10 days prior to the anticipated effective date of the proposed transaction and, concurrent with the effective date of the proposed transaction, such rights shall be exercised automatically in accordance with Section 7.1 as if such effective date were a Purchase Date of the applicable Offering Period unless a Participant withdraws from the Plan as provided in Section 8.1.

ARTICLE 11

MISCELLANEOUS

11.1 Amendment and Termination.  The Plan shall terminate on December 31, 2018.  Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant. In addition, no amendment may be made without prior approval of the shareholders of the Company if such amendment would:

(a) Increase the number of shares of Company Stock that may be issued under the Plan;

(b) Materially modify the requirements as to eligibility for participation in the Plan; or

(c) Materially increase the benefits that accrue to Participants under the Plan.

11.2 Benefits Not Alienable.  Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 8.

11.3 No Enlargement of Employee Rights.  The Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

11.4 No Additional Rights.  Neither the adoption of the Plan nor the granting of any right to purchase stock hereunder shall affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law. Furthermore, no Employee shall have any rights as a Stockholder with respect to shares to be purchased under the Plan until time at which the Fair Market Value of the Common Stock is determined on the Purchase Date. Finally, except as provided in Section 10.4, no adjustments will be made for cash or stock dividends or other rights relating to Company Stock for which the record date is prior to the Purchase Date.

11.5 Governing Law.  To the extent not preempted by Federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.

11.6 Non-business Days.  When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday. Notwithstanding the above, Fair Market Value shall be determined in accordance with Section 6.3.

11.7 Compliance With Securities Laws.  Notwithstanding any provision of the Plan, the Committee shall administer the Plan in such a way to ensure that the Plan at all times complies with any requirements of Federal Securities Laws.

Appendix C

SM&A
BUSINESS CONDUCT AND ETHICS CODE

Amendment 5

1.0  EFFECTIVE DATE

This policy was adopted September 1, 2003 by the Company’s Board of Directors. This policy supersedes all prior SM&A Business Conduct & Ethics codes. The Board of Directors of SM&A (the “Company”) reserves the right to change the Business Conduct & Ethics Code (the “BC&E Code”) at any time.

2.0  PURPOSE

To provide written standards designed to promote:

a. Honest and ethical conduct, including the ethical handling of conflicts of interest between personal and professional relationships;

b. Full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

c. Compliance with applicable governmental laws, rules and regulations;

d. Prompt internal reporting of violations of the BC&E Code to an appropriate person or persons identified in this BC&E Code; and

e. Accountability for adherence to the BC&E Code.

3.0  POLICY

We shall consistently treat our customers, employees, shareholders, suppliers and the community with honesty, dignity, fairness and respect. We will conduct our business with the highest ethical standards.

3.1 Reporting of Risks

The Company is committed to providing quality services that meet or exceed the expectations of our customers. Deficiencies that put the financial security of the Company at risk or, more importantly, threaten the physical well-being of any person, should be reported immediately to management.

3.2 Promoting Health and Safety

The health and safety of the Company’s employees is of utmost importance. Our work processes and policies are designed to minimize risk. We all must routinely review and improve workplace conditions to ensure a safe and healthful workplace and report unsafe working conditions to supervisors and management.

3.3 Equal Opportunity and Diversity

We value and respect the diversity of our employees, officers, directors, suppliers, customers and communities. The Company is committed to providing equal opportunity in all of our employment and purchasing practices. Only in valuing diversity and committing to equal opportunity practices will we be able to fully utilize the human and business resources available to us in our pursuit of customer satisfaction. At the same time, we believe that by valuing diversity we enable all to fully realize their potential. We are committed to providing a workplace that is free of harassment or any other behavior that diminishes a person’s integrity and self-esteem. Harassment, in any form or degree, will not be tolerated.

3.4 Protecting the Environment

We respect the needs and concerns of the communities in which we live and work. This is exemplified in the Company’s long tradition of caring about the quality of the environment. Our services reflect this concern and our belief that what is good for the environment is good for the Company. Sound waste management and source reduction practices, recycling and energy conservation are legal, ethical, and business requirements.

3.5 Protecting Employee Privacy

The Company is committed to providing privacy protection of employee data maintained by the Company. Employee data will be used for the sole purpose of supporting company operations and providing employee benefits. The Company will comply with all local data protection regulations.

The Company has put safeguards in place to ensure that personal data is protected from unauthorized access and disclosure, including limiting access to such data only to those employees with a legitimate business purpose. All employees are responsible for ensuring compliance with this employee privacy policy.

3.6 Protecting the Company’s Information

Protecting information about the Company’s services, activities, performance or plans is critical to the Company’s competitive position and reputation. Good judgment is needed to determine what information can or cannot be disclosed to others. Should there be any question as to whether certain information is confidential, employees should consult their supervisor. To limit the potential for important information being used improperly, employees should use “need to know” guidelines even with other employees of the Company.

The use of confidential Company information for the personal gain of an employee, officer, director or anyone else is contrary to the Company’s policies and, in many cases unlawful. Confidential information includes all nonpublic information that might be of use to competitors, or harmful to the Company or its customers, if disclosed.

Buying or selling of the Company’s stock based on material nonpublic information is also prohibited. It is unlawful to communicate this information to other persons who may trade in our stock. Material information is defined, as anything a prudent investor should know before investing in a company. This type of information includes, but is not limited to, financial results, new contracts and acquisition plans that have not already been disclosed to the public.

3.7 Protecting our Clients

Protecting all information obtained while working with our clients and customers is vital. During engagements with our clients we will obtain competition sensitive, company private and company specific information which must and will be protected. If you believe that client or customer information is being compromised, whether by an SM&A employee or by another person at the work site, you should immediately report it to your supervisor or, if you wish to remain anonymous, to the Business Conduct Line (see below).

3.8 Avoiding Conflicts of Interest

The best interests of the Company are expected to be foremost in the minds of our employees, officers and directors as they perform their duties. When we become employees of the Company, and receive pay and benefits, we make this commitment. It is wrong to seek any other economic gain by virtue of being an employee, officer or director of the Company. Giving or receiving anything of enough value to influence sound business judgment is prohibited. This also applies to family, friends and business associates. In addition, discussions of future employment with government officials with whom the Company seeks to do business must be approved in advance.

The Company trusts its employees, officers and directors with information about Company activities and with Company funds and property. Use of any of these in a way that conflicts with Company interests is strictly prohibited. Situations or arrangements that may conflict with Company interests must be approved in advance by the employee’s respective business group Vice President. We must also take care that our actions cannot be perceived as serving other interests. While mutually beneficial relationships with customers and suppliers are encouraged, we should avoid situations that offer the potential for problems. Examples include having a significant stake in, or serving as a director of, a firm that sells to or purchases from the Company. Employees should also not work for a customer or a supplier. All these examples apply to involvement with our competitors as well.

The extension of loans or credit guarantees to or for the personal benefit of directors, officers and employees shall be prohibited except as permitted by law and the listing standards of any exchange or quotation system on which the Company’s shares are listed.

3.9 Proper Use of Company Funds

Employees are personally accountable for any form of Company funds such as credit cards, cash and checks. Those who authorize the use of funds must ensure that the Company has received proper value in return. The Company may be obligated to notify appropriate civil authorities should funds be used for any improper or illegal purpose and will take appropriate disciplinary action in any event.

3.10 Proper Use of Company Information and Company Property

The Company trusts its employees with information about Company activities and with Company property. Use of these in a way that conflicts with Company interests, or in any manner that may reasonably be considered offensive or disruptive to another employee, is strictly prohibited.

3.11 Appropriate Use of E-Mail, Internet and Other Computing Resources

Electronic commerce, electronic mail, and other Internet-related systems are intended to be used for Company business. Additionally, all information on Company computer systems, including electronic mail, is the property of the Company. Therefore, to ensure that computing resources are used in accordance with expectations, management may inspect and disclose the contents of electronic messages if such inspection and disclosure is made for legitimate business purposes or as necessary to protect the rights and property of the Company. The Company is careful to ensure that all employees, customers, suppliers, and the public in general, are treated with dignity and respect. Use of computing resources to offend or harass others is prohibited. Employees, who use the Internet to access sites that contain offensive materials related to sex, race, or other protected categories, or who otherwise violate these prohibitions, will be subject to discharge.

3.12 Integrity of Recordkeeping/Accounting

The Company documents a wide range of its activities. The integrity of these records is relied upon to make important business decisions and take actions. Therefore, it is essential that all records are accurate and complete. This responsibility prohibits false or misleading entries regarding both the amount and purpose of transactions. Some examples include vouchers, bills, financial data, expense reports and performance records.

Employees, officers, and directors should report any concerns regarding questionable accounting or auditing matters to the Audit Committee by calling the Business Conduct and Ethics Line.

3.13 Political/Governmental and Non-Governmental Contributions

Within the U.S., no contribution of funds or services is to be made to, or on behalf of, any political organization or candidate by the Company or any of our subsidiary companies without advance approval of the Board of Directors. Within the U.S., offering anything of value, directly or indirectly, to government officials in connection with their government duties is prohibited, including gifts or other things of value offered to their family members. Throughout the world, direct or indirect contributions to any government officials (including their representatives or family members) that are intended to gain preferential treatment for our company are always prohibited.

The Company recognizes that in some countries outside the U.S. it is legal and customary for companies to make certain contributions to political parties and government officials. Nevertheless, no such contributions or payments can be made by the Company or its subsidiaries, employees, officers, directors or agents with the intent to obtain or retain business.

3.14 Rule of Law

Any employee, officer or director involved in court or other similar proceedings arising out of his or her employment with, or service to, the Company shall abide by the rules of that forum, cooperate with the orders of that forum, and not in any way commit perjury or obstruction of justice.

3.15 Defense Security

Some of our employees have security clearances. Strict care must be taken to comply with the laws on the protection and disclosure of classified information relating to such businesses. All visits to certain hostile countries, or meetings with their officials anywhere, must be formally reported to the Company’s facility security manager.

3.16 Antitrust

Planning or acting together with any competitor to fix prices or to agree about the nature, extent or means of competition in any market is against company policy and in violation of antitrust laws. Antitrust laws may also in some circumstances prohibit agreements to boycott, to allocate products, territories, or markets, and to limit the production or sale of products. Using illegal or unethical means to obtain competitive information or gain a competitive advantage over a competitor is prohibited.

3.17 International Business

There are several laws that restrict where we can do business, what information or products we can supply to certain countries and what information we can provide to a foreign government (e.g. boycott-related requests or U.S. national security concerns). For these reasons, business entry into any new foreign country must comply with these restrictions.

3.18 Corporate Opportunities

Directors and employees are prohibited from taking opportunities that are discovered through the use of Company property, information or position, or using Company property, information or position for personal gain. Directors and employees have a duty to the Company to advance its legitimate interest when the opportunity to do so arises.

3.19 Waiver of the Code

Any waiver of this Code may be made only by the independent directors on the Board of Directors, or by an authorized committee of the Board of Directors comprised solely of independent directors and will be disclosed as required by law, the regulations of the Securities and Exchange Commission, or the rules and listing standards of any national securities exchange on which the Company’s securities may be listed.

3.20 Responsibilities

Each employee, officer and director of the Company is expected to carry out his or her work in accordance with the BC&E Code of the Company. Further, all employees are urged to direct any questions or concerns about the Company’s activities or these standards to their supervisors or the human resources department without delay. Any employee who suspects that a violation of the BC&E Code has occurred is obligated to report it, and such employees shall be protected from retaliation. Employees should also be aware that these standards are greater than those that may be required by local law. Adherence to these standards is a condition of employment with the Company. Violations are serious matters and will result in disciplinary action. Managers and supervisors are responsible for distributing copies of the BC&E Code to employees, officer and directors, as well as making them aware of the importance and specific requirements of the policy. The BC&E Code is not all encompassing, and questions about situations not discussed in the BC&E Code should be addressed to the human resources department, or your supervisor.

Senior Financial Officers

The Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions must engage in honest and ethical conduct, including the ethical handling of apparent conflicts of interest between personal and professional relationships. These officers must avoid conflicts of interest, including disclosure to the Audit Committee of any material transaction or relationship that reasonably could be expected to give rise to such a conflict.

The Company requires full, fair, accurate, timely, and understandable disclosure in reports, documents and any other public communications made by the Company. In addition, all employees of the Company must maintain compliance with applicable governmental laws, rules and regulations. All violations of the BC&E Code by a principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions should be reported to the Audit Committee by calling the Business Conduct

Reporting Violations of the Business Conduct and Ethics Code

Any violation or suspected violation of the Business Conduct and Ethics Code by an employee, officer or director of SM&A will be reported to the Business Conduct and Ethics Line: 1 + (888) 762-9467 extension 401. All calls to the Business Conduct and Ethics Line will be anonymous, unless the person reporting the occurrence chooses to provide his/her name. The Business Conduct and Ethics Line is a toll-free line that is available 24 hours a day, 7 days a week. Your call will be directed to the Audit Committee Chairman who will answer all calls within 24 hours.

ADHERENCE TO THESE STANDARDS IS A CONDITION OF EMPLOYMENT WITH THE
COMPANY. VIOLATIONS ARE SERIOUS MATTERS AND WILL RESULT IN DISCIPLINARY
ACTION UP TO AND INCLUDING TERMINATION.

Approvals:
Amendment 5	March 4, 2008
Amendment 4	April 25, 2007
Amendment 3	April 11, 2006
Amendment 2	September 7, 2005
Amendment 1	April 14, 2005
Adopted	September 1, 2003

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FRIDAY, MAY 23, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned appoints Cathy L. McCarthy and James R. Eckstaedt, and each of them, with full power of substitution, to vote all shares of Common Stock of any class of SM&A held of record by the undersigned as of April 9, 2008, at the Annual Meeting of Stockholders of SM&A to be held at 4685 MacArthur Court, Suite 380, Newport Beach, California 92660 on Friday, May 23, 2008, and at all adjournments thereof, upon the following matters, which are described in SM&A’s Proxy Statement for the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
(i)	“FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS;

(ii)	“FOR” APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN; and

(iii)	“FOR” RATIFICATION OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT
WILL BE VOTED
(i)	“FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS;

(ii)	“FOR” APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN; and

(iii)	“FOR” RATIFICATION OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
PLEASE SIGN AND DATE ON REVERSE SIDE

1.	ELECTION OF DIRECTORS

Director Nominees: William C. Bowes, Dwight L. Hanger, J. Christopher Lewis, Cathy L. McCarthy, Peter Pace, Joseph B. Reagan, Robert Rodin, John P. Stenbit, Robert J. Untracht.

	☐	FOR all nominees listed above	☐	WITHHOLD AUTHORITY to vote
		(except as indicated to the contrary below)		for all nominees listed above.

(INSTRUCTIONS: To Withhold Authority to vote for any individual nominee, write that nominee’s name in this space provided.)

2.	APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	RATIFICATION OF BDO SEIDMAN, LLP
as the Independent Registered Public Accounting Firm for the year ending December 31, 2008.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	OTHER BUSINESS
To act upon all other matters that properly come before the meeting.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF ANY NOMINEE NAMED ABOVE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON WHO MAY BE NOMINATED.
PLEASE DATE, SIGN, MAIL AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
NOTE: Please sign exactly as your name appears herein. If the stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.
     Date

     Signature

     Signature